FORM 1-A (AMENDMENT NO. 2)

PART II: INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the effective date of the Offering Statement

VERAX RESEARCH SERVICES, INC.

(A Developmental Stage Company)

Verax Botanical Research Center @ Hopkins

Johns Hopkins University-MCC

9601 Medical Drive

Rockville, Maryland 20850

(888) 214-2584

Best Efforts Offering

8,000,000 Shares of Common Stock at $6.25 per Share

$50,000,000 Aggregate Offering

No  Minimum

Termination Date of Offering: December __, 2020 Unless Extended

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein below has been filed with the U. S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment (the “Preliminary Offering Circular”). The securities described herein may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the laws of any such state. The applying Issuer/Registrant may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days following the completion of its sale to you that contains the uniform resource locator (“URL”) where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed or may be obtained.

Offering Circular Dated March __, 2020

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company is a developmental stage company. There currently is no market for our securities and a public market may never develop or, if any market does develop, it may not be sustained. Very specifically, our common stock is not traded on any exchange or on the over-the-counter market at the time of this Offering. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. The proceeds from this Offering will employed as outlined in “Use of Proceeds” and “Description of Business.”

	Price to the Public	Underwriting Discount and Commissions	Proceeds to Issuer (2)(3)(4)	Proceeds to Other Persons

Per Share (3)	$6.25	(1)	$6.25	(4)

Total Maximum:	$50,000,000	$535,000	$49,465,000	(4)

(1)

The Company’s common stock (the “Shares”) is being offered on a “best-efforts” basis through broker-dealer(s) who are registered with the Financial Industry Regulatory Authority ("FINRA"). As of the date of this Offering Circular, a selling agreement has been negotiated by Verax with Dalmore Group, LLC ("Dalmore") for offering Verax's common in all 50 states. We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the "Securities Act"). Dalmore, a New York limited liability company and FINRA/SIPC registered broker-dealer ("Dalmore"), was engaged to provide broker-dealer services in connection with this Offering.

Dalmore will be paid 1% of the aggregate Offering Price of Company Shares sold in this Offering. Selling commissions of a negotiated 6%-8% of the Offering Price may be paid to other broker-dealers who are members of FINRA with respect to sales of Shares made them in the connection with the offering of Shares. We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We reserve the right to enter into posting agreements with equity crowdfunding firms, not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation.

(2)

There is no minimum offering. The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the Offering of the Shares. See “Use of Proceeds” and “Plan of Distribution.”

(3)

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. See “Plan of Distribution.”

(4)

The Company anticipates that it will incur approximately $116,500 for fees for professionals retained by the Company for this Offering. $35,000 of these expenses will be paid to the FINRA member serving as Selling Agent.

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We are providing the disclosure in the format prescribed by Part II of Form 1-A.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH, IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS SUMMARIZED HEREIN. REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

If a subscription is rejected, the associated proceeds will be returned to the investors without interest. Otherwise, proceeds from the sale of Shares will be retained by the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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PLAN OF DISTRIBUTION

This is the initial offering of common stock of Verax Research Services, Inc., a recently organized Delaware corporation (hereinafter sometimes referred to as “Verax”, the “Company, “VRS,” “we”, “us” and “our”). We are offering for sale a total of 8,000,000 shares of our common stock at a fixed price of $6.25 per share for the duration of this up to $50,000,000 offering (the “Offering”). There is no minimum that must be sold by us. The Offering is being conducted on a best efforts through broker-dealer(s) who are registered with FINRA. As of the date of this Offering Circular, selling agreement(s) have been made negotiated by Verax with Dalmore Group, LLC ("Dalmore") for offering Verax's common in all 50 states. Dalmore will be paid 1% of the aggregate Offering Price of Company Shares sold. The Company may also (but is not required to) sell Shares through other registered broker-dealers; to the extent such firms are engaged to sell Shares, they will be paid a negotiated brokerage commission ranging from 6% to 8% of the purchase price. We are employing Regulation A to qualify our securities as freely trading in character under applicable Commission rules (once a trading market is created) and will be subject to reduced Regulation A alternative public company reporting requirements.

The Shares will be offered for sale at a fixed price per share for a period of 90 days from the effective date of this Offering Circular, unless extended by our board of directors for up to an additional 180 days. If all of the Shares offered by us are purchased, the gross proceeds to us will be $50,000,000. All funds raised will become available to us and will be used in accordance with our intended “Use of Proceeds” as set forth herein. Unless the subscription is rejected, investors are advised that they will not be entitled to a return of their subscription funds and could lose their entire investment.

There are no selling security holders.

We are a development stage enterprise and currently have had limited operations. Since we have not previously filed for a public offering and are not trading as of the date of this Offering Circular, any investment in the Shares offered hereby involves a high degree of risk. You should only purchase Shares if you can afford a total loss of your investment. Our independent registered public accounting firm has issued an a going concern opinion for the Company.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

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THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 2.

TABLE OF CONTENTS.

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ITEM 3.

SUMMARY OF OFFERING

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Offering Circular. Prospective investors should consider carefully the information discussed under “Summary of Offering and Risk Factors.” An investment in our securities presents substantial risks and you could lose all or substantially all of your investment.

Basis of Presentation; Explanatory Notes.

For interpretative purposes, respective to our responses in this Offering Circular, we consider ourselves a “small business” as that term is defined in 17 CFR 230.157.

Advice of Forward-Looking Statements

There are various sections of this Offering Circular that contain “forward-looking statements.” We use words such as “believe, “intend,” “expect,” “anticipate”, “plan,” “may,” “will” and similar expressions (in either their singular or plural forms) to identify forward-looking statements. All forward-looking statements including, but not limited to, forecasts or estimates concerning any former business or plan of operations, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, our business, competitive position, adequate liquidity to fund our operations, and meet our other cash requirements, are inherently uncertain as they are based on our management’s expectations and assumptions concerning such future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those we anticipate and conveyed by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular are made as of the date hereof, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

The following Summary highlights material information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Summary of Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements.

Overview

8,000,000 shares of common stock (the “Shares”) are being offered hereby by Verax Research Services, Inc., a development stage Delaware corporation (“Company,” “Verax,” “VRS,” “we,” “us” or “our”), on a best-efforts basis.

At the present time, there is no public market for the Company’s securities. An investment in the Shares offered for sale under this Offering Circular involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page __ of this Offering Circular.)

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Unless earlier terminated, the Offering Period will be up to 90 days from the date hereof unless extended for up to an additional 180 days in the sole discretion of the Company. The Company is offering up to a maximum of $50,000,000 of such Shares. (See “Plan of Distribution.”) The date that the Company has accepted subscriptions for up to 8,000,000 Shares will mark the end of the Offering Period. At such time, the up to nine (9) month Offering Period will alternatively be concluded or discontinued. As described in greater detail in “Plan of Distribution,” the Offering is being made pursuant to an Offering Circular which may be extended for additional periods which will, in the aggregate, not exceed 24 months from the date of this Offering Circular and only if this Offering Circular and associated Offering Statement is amended as may then be appropriate, at minimum including updated financial statements. During the Offering Period, unless the terms of the Offering are revised, Shares will be offered at $6.25 per share (the “Offering Price”). During the Offering Period (as it may be extended), investor funds will be promptly returned, excluding any interest, if subscriptions are rejected.

The minimum purchase is $1,250 (200 shares @ $6.25); additional purchases by existing Shareholders may be made in increments of $625 or more.

INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ESTABLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO CURRENT DOLLAR VOLUME OF SUBSCRIPTIONS.

UNTIL JUNE __, 2020 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS OFFERING CIRCULAR. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS OFFERING CIRCULAR WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. All references in this Offering Circular to shares are as of August 31, 2019 unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading “Summary of Risk Factors.”

Verax is a recently organized Delaware corporation located at Verax Botanical Research Center @ Johns Hopkins University—MCC, 9601 Medical Drive—Suite 221, Rockville, Maryland 20850, Telephone: (888) 214-2584.

As an emerging growth company in the early development stage, our plan of operations has been structured in a manner that management believes brings the requisite skills and services to the Company in order to operate efficiently and at the same time manage overhead costs. Initially, the Company has a limited number of employees; it will add as appropriate as funding by means of this Offering herein contemplated is achieved.

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SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which has been derived from the audited consolidated financial statements included elsewhere in this Offering Circular, reflects the operations of the Company for its limited operating history as of and for the six months ended August 31, 2019 and the fiscal year ended February 28, 2019. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	Six Months ended August 31, 2019	Year ended February 28, 2019
Current Assets	$53,930	$372,824
Non-current Assets	$5,708,490	$5,672,657
Current liabilities	$2,874,365	$3,012,331
Long Term Liabilities	$0	$0
Gross Profit	$13,563	$(87,733)
Net Loss	$(388,581)	$(631,900)

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Consequently, pro forma information would serve no useful purpose.

Audited consolidated financial statements as of February 28, 2019 and 2018 (see Appendix I) including the six month periods ending August 31, 2019 and 2018 pro-vided in this Offering Circular. In addition, summary financial data is provided in “Selected Financial Data” above.

RISK FACTORS

Investing in our Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. As a result, if and when our common stock is eligible to become quoted, the trading price of our Shares could decline, and you may lose all or part of your investment in our Shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

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(1) THE PRICE OF THE SHARES OFFERED HAS BEEN ARBITRARILY ESTABLISHED. The $6.25 per share price of the common stock has been established by our current management, considering such matters as the state of the Company’s business development and the general condition of the industries in which it expect to operate. The offering price bears little relationship to the Company’s assets, net worth or any other objective criteria.

(2) THE COMPANY, IN THE EARLY STAGES OF DEVELOPMENT, HAS ONLY RECENTLY BEEN ORGANIZED, LIMITED HISTORY OF OPERATIONS AND MINIMAL CAPITAL RESOURCES, WHICH MAY BE INADEQUATE TO FULLY IMPLEMENT ITS BUSINESS PLAN. IN ADDITION, UNFORESEEN MARKET FLUCTUATIONS CAN ADD TO THE VOLATILITY OF THE COMPANY’S DEVELOPMENT PLANS. IF ADDITIONAL FINANCING IS REQUIRED BUT NOT OBTAINED, OR MARKET CONDITIONS DO NOT IMPROVE, THE INVESTOR RISKS LOSING ALL OR PART OF HIS INVESTMENT. (See “Description of Business.”) As a development stage enterprise, Verax may be expected to encounter all of the problems, expenses, delays and risks inherent (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below “Risk Factors -- Reliance on Management.”) In addition, the Company’s future success will depend upon factors which may be beyond its control or which cannot be predicted at this time and could cause investors to lose all of their investment. Moreover, the Company will be subject to obtain all necessary federal, state and local permits, licenses and approvals necessary to operate in the CBD/Hemp area. The Company might not achieve profitability in the future. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”)

In addition, the Company’s minimal capital resources are not adequate to fully implement its business plan. While there is no minimum offering, if the Company only raised $1,000,000, the Company is expected to be sustainable for approximately 12 to 24 months due to current available funds and revenue levels without additional financing. Thereafter, if additional financing is required but not obtained, the investor risks losing all or part of his/her investment. Nonetheless, the Company reserves the right to go back to the markets, whether private or public. Conversely, if the Company achieves the $50,000,000 maximum associated with this Offering, there will be no additional financing required for the foreseeable future. If additional financing in fact is required, it might not be available to the Company if and when required, or on terms acceptable to the Company. If such additional financing is not available, the Company might have to sell additional stock which might result in substantial dilution of the equity interests of existing shareholders.

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(3) GOING CONCERN REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM RAISES DOUBT AS TO THE COMPANY’S ABILITY TO CONTINUE OPERATION WITHOUT FUNDS FROM THE OFFERING AND THEREFORE THE INVESTORS COULD LOSE THEIR INVESTMENT. The factors described above in Risk Factor (1) above (regarding early stage of development) raise substantial doubt about the Company’s ability to continue as a going concern. In this regard, see the Report of Independent Registered Public Accounting Firm accompanying the Company’s audited consolidated financial statements appearing elsewhere herein which cites substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company’s proposed activities will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Condition and Prospective Results of Operations.”)

(4) RECENT TENNESSEE LAND PURCHASE (AN EXCHANGE FOR STOCK) CONSTITUTES $5.6MM (OR 97.22%) OF VERAX’S ASSETS AS OF AUGUST 31, 2019 AND, ACCORDINGLY, THE STATUS OF THE COMPANY’S RELATIVE SUCCESS IS CLOSELY TIED TO THIS ASSET, INCLUDING THE REQUIREMENT THAT THE SELLER MUST DELIVER AN UNENCUMBERED TITLE TO THE PROPERTY BY NOVEMBER 21, 2020. In attempting to catch up with Kentucky in hemp cultivation, Tennessee has provided significant incentives for Verax to establish the Verax Hemp Cultivation and Processing Center of Excellence in Tennessee. Critical to optimize this incentive package was the selection of property where Verax could purchase and retain rights to the property to develop innovate hemp seed selection, hemp cultivation, hemp harvesting techniques and hemp processing intellectual property. The Bunker Hill Property in Perry County, Tennessee was selected for multiple reasons management feels are persuasive. The 1,821 acres were acquired based on a November 6, 2019 $5.6MM appraisal conducted by Appraisal Services Group, Inc. based in Jackson, Tennessee. Verax acquired the property from Long Creek Ranch, LLC in exchange for $5,600,000 worth of Verax common stock for $ 1.14/share for four million nine hundred five thousand (4,905,000) shares of Verax stock, of which the Company issued two million four hundred fifty thousand (2,450,000) of this total. Under the associated exchange agreement, the seller is required to provide an unencumbered title to the property by November 21, 2020, at which time the Company is obligated to issue the remaining two million four hundred fifty-five thousand (2,455,000) shares of common stock. If the seller cannot so provide, by contract the seller is required to return the associated shares to Verax and, in turn, the property will revert to the seller. Such land purchase constitutes $5.6MM (or 97.22%) of Verax’s assets as of August 31, 2019, and, accordingly, the status of the Company’s relative success is closely tied to this asset, including the requirement that the seller must deliver an unencumbered title to the property by 2020 year-end. If clear title is not so transferred, the acquisition will be reversed and investors could lose their investment.

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(5) BASED ON THE BROAD DISCRETION OF MANAGEMENT, THERE IS ASSOCIATED RISK REGARDING THE USE OF PROCEEDS, SUBSEQUENTLY CREATING A SITUATION WHERE MANAGEMENT DEPLETES THE OPERATING CAPITAL IN VENTURES THAT DO NOT RETURN ENOUGH PROFITS TO FUND OPERATIONS, WHICH IN TURN COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. A portion of the net proceeds of this Company have been allocated to working capital and, among other things, to expand its contemplated hemp and CBD related activities. The Company expects to use proceeds of this Offering as outlined in “Application of Proceeds.” While management of the Company retains broad discretion as to working capital, the proceeds from the offering are discussed in “Use of Proceeds” and “Description of Business.”

(6) FUTURE EXPANSION MIGHT NOT BE POSSIBLE OR PROFITABLE DUE TO A POTENTIAL LACK OF DIVERSIFICATION OR FINANCIAL OVER-EXTENSION OF THE COMPANY WITH NO PROFITS TO REINVEST FOR SUSTAINABILITY. IN THE EVENT OF EITHER, INVESTORS COULD LOSE THEIR INVESTMENT. As a result of this Offering, the Company is expected to experience significant expansion. The Company could have difficulty in finding management personnel that can effectively operate the associated activities and therefore could cause the loss of the investment in those sectors. To reduce that potential risk, and to tap into pre-existing expertise, the Company expects to typically enter into relationships with established firms. It is possible (as a result of these recent preliminary activities and possible future projects and joint ventures) that the Company’s management will be required to manage larger business operations than historically has been the case. It is possible that the Company will fail at its attempts to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded activities, which could cause a loss of the investor’s money.

(7) NO MARKET STUDIES HAVE BEEN COMPLETED TO SUBSTANTIATE THE PROBABILITY OF SUCCESS, AND WITHOUT PREPARATION OF A FEASIBILITY STUDY, THE COMPANY COULD EXHAUST ALL ITS CAPITAL TRYING TO MAKE THE BUSINESS WORK AND THE INVESTORS WOULD LOSE THEIR INVESTMENT. In formulating its business plan, the Company has relied on the judgment of its management. No formal, independent market studies concerning the demand for the Company’s proposed hemp and CBD activities have been conducted; however, market studies are expected to be employed in the future. Directly or indirectly, the Company will use a significant portion of the proceeds of this Offering to validate the legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify its business plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

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(8) BRAND DEVELOPMENT AND BRAND ACCEPTANCE IS DIFFICULT TO CREATE AND, IF NEGATIVE BRANDING OCCURS, IT CAN BE DIFFICULT TO OVERCOME, NEGATIVELY IMPACTING FUTURE SALES AND PUTTING THE INVESTORS AT RISK OF LOSING THEIR INVESTMENT. The Company believes that establishing and maintaining a brand identity is a critical aspect for attracting and expanding its targeted audience and that the importance of brand recognition will increase due to the growing number of competitive products and services expected to result from the growth of the industry. Promotion and enhancement of the Company’s brand will depend largely on its success in continuing to provide high quality hemp and CBD products and services. If the Company is unable to provide high quality products and services or otherwise fails to promote and maintain its brand to its intended customer base, incurs excessive expenses in an attempt to improve or promote and maintain its brand, the Company’s business, results of operations and financial condition could be materially and adversely affected and investors could lose their investment.

(9) THE COMPANY IS SUBJECT TO DIRECT GOVERNMENT REGULATIONS APPLICABLE TO ITS ACTIVITIES AS WELL AS GENERAL BUSINESS PRACTICES IN ANY LINES OF BUSINESS IN WHICH IT WILL OPERATE. THESE RULES AND REGULATIONS ARE SUBJECT TO CHANGE. GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES POSE A CERTAIN RISK WHICH MAY IMPACT THE PRODUCTS AND/OR SERVICES OFFERED BY THE COMPANY, INCREASE ITS COST OF DOING BUSINESS AND SUBSEQUENTLY CAUSE THE INVESTOR TO LOSE THEIR INVESTMENT. In light of laws and regulations currently applicable directly to consumer products and services, the Company and/or the lines of businesses expected to be entered are subject to direct government regulation in certain portions of its contemplated activities as well as regulations applicable generally to business. It is beyond the scope of this discussion to go into all applicable laws and regulations that may impact the Company, especially if the Company ramps up (as expected) its ambitious business plan. That regulatory risk is compounded by Verax’s hemp and CBD business--including the notoriety associated with marijuana and the continuing confusion of the separate profiles of cannabis and hemp.

Although each state’s regulations will vary slightly from the other, many states will now follow and be guided by the USDA Final Version Guidelines dated October 31, 2019 (the “Guidelines”). Although the USDA is accepting feedback from all inter-ested parties in the U.S. (literally “Grower’s, Farmers, Processors, Dispensaries, Wholesalers, Distributors, Brokers, etc.”), the Company has been advised that the USDA will follow the Final Version of the Guidelines until they are either challenged in court, or reviewed periodically and receive feedback from their various constituents. In order to be compliant with the USDA Guidelines and state standards in the states in which VRS does business, it is imperative that VRS reviews these guidelines on a monthly basis and to subscribe to the USDA and various State’s Newsletters and Monthly Reports. Most importantly from a risk perspective, based on the USDA’s November Webinar, Total THC cannot exceed 0.3%. Moreover, the Guidelines require the regulated parties to (i) test and validate all hemp materials often and (ii) use laboratories that are accredited and certified by the American Association of Laboratory Accreditation (“A2L2”) and that the laboratory equipment that is used to run the test is ISO 17025 approved (a calibration standard). As stated above, to the extent that federal and state regulations may differ, the Company will perform its business services in a given state utilizing the more restrictive of the differing regulations.

(10) THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUES TO BE PROFITABLE AND PAYMENT OF DIVIDENDS TO SHAREHOLDERS, IF ANY, IS ENTIRELY AT THE DISCRETION OF MANAGEMENT. DIVIDENDS MAY BE FURTHER RESTRICTED UNDER FUTURE CREDIT OR OTHER FINANCING AGREEMENT, AND SHAREHOLDERS MAY NOT RECEIVE DIVIDENDS AND/OR COULD LOSE THEIR INVESTMENT. Payment of dividends, if any, to shareholders is entirely at the discretion of its Board of Directors. The Company’s hemp and CBD products and services and may not be accepted in the marketplace, and there would subsequently be insufficient revenues generated for the Company to be profitable. Not only has the Company not paid any dividends to date, it anticipates that, for the foreseeable future, it will retain any earnings for use in the operation and future expansion of its business activities. Moreover, the Company may be restricted from paying dividends to its shareholders under future credit or other financing agreement(s).

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(11) THE COMPANY INTENDS TO LIST SHARES FOR TRADING ON ANY AVAILABLE SECONDARY MARKET. HOWEVER, UNTIL A MARKET DEVELOPS, A PURCHASER MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON AND THE SHARES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. LIQUIDITY OF THE TRADING MARKET FOR THE SHARES AND AN ACTIVE ONGOING PUBLIC MARKET CANNOT BE GUARANTEED. IF AN ACTIVE PUBLIC MARKET DOES NOT DEVELOP OR IS NOT MAINTAINED, THE MARKET PRICE AND LIQUIDITY OF THE SHARES MAY BE ADVERSELY AFFECTED CAUSING INVESTORS TO LOSE THEIR INVESTMENT. The Company’s shares are not publicly traded and are not likely to be traded initially as discussed in “Plan of Distribution.” Such a publicly traded status requires the Company to enlist broker-dealers to serve as market makers. Even if found, any market maker of the Company’s shares may discontinue such activities at any time without notice. The Company intends to list the Shares for trading on any available secondary market or quotation system as early as possible. However, until a market for its Shares develops, a purchaser may be unable to liquidate his or her investment. Liquidity of the trading market for the Shares and an active ongoing public market cannot be guaranteed. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this Offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. (See “Investment Requirements.”)

(12) CYCLICALITY OF BUSINESS AND REVENUES IN THESE SECTORS COULD BE SUBJECT TO SEVERE DOWNTURNS BASED ON MARKET AND ECONOMIC FLUCTUATIONS OUT OF THE COMPANY’S CONTROL THAT COULD RESULT IN INVESTORS LOSING ALL OR PART OF THEIR INVESTMENT. While not anticipated, revenues of the Company, as well as those of the services portion of hemp and CBD business generally, could be cyclical. Demand for any product or service is subject to market conditions and could cause a downturn for the hemp or hemp constituent ingredients.

(13) THERE IS NO DIRECT CORRELATION BETWEEN THE OFFERING PRICE OF THE SHARES AND THE COMPANY’S ASSET VALUE, NET WORTH, EARNINGS OR ANY OTHER ESTABLISHED CRITERIA OF VALUE. THE PRICE OF THE SHARES IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE SHARES MAY BE TRADED. INVESTORS PURCHASING SHARES UNDER THE INCORRECT ASSUMPTION OF A DIRECT CORRELATION BETWEEN SHARE PRICE AND COMPANY VALUE COULD LOSE ALL OR PART OF THEIR INVESTMENT. The offering price of the Shares offered hereby has been determined by management of the Company and bears no direct relationship to the Company’s asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this Offering.

(14) IMMEDIATE DILUTION WILL OCCUR; COMPANY SHARES ARE SUBJECT TO DIMINUTION OF VALUE UP TO A MAXIMUM OF 98.9% IF AN ASSUMED MINIMUM OF $1,000,000 IS RAISED, SINCE SHARES ARE NOT BASED ON THE COMPANY’S ASSET VALUE. THE INVESTORS MAY IMMEDIATELY LOSE MOST OF THEIR INVESTMENT PRIOR TO COMMENCEMENT OF ACTIVE OPERATIONS. This Offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share.

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(15) THE PRINCIPAL BENEFICIAL STOCKHOLDER (RETAINING 51.655% OF THE SHARES IF THE MAXIMUM OFFERING IS ACHIEVED AND UP TO 58.694%, FOR EXAMPLE, IF ONLY $1,000,000 WERE RAISED, THE PRINCIPAL BENEFICAL STOCKHOLDER MAY BE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED FOR A VOTE, INCLUDING THE ELECTION OF THE COMPANY’S DIRECTORS. SUCH CONTROL BY THE PRINCIPAL BENEFICIAL STOCKHOLDER MAY POSITIVELY OR NEGATIVELY INFLUENCE CERTAIN TRANSACTIONS REGARDING ACTUAL OR POTENTIAL CHANGE OF CONTROL OF THE COMPANY AND SHARE PREMIUMS, AND INVESTORS MAY NOT HAVE THE ABILITY TO EFFECTIVELY CONTROL THEIR INVESTMENT. Prior to the offering, Dr. J. Randall Hoggle (the Chairman and majority shareholder of the Company, hereafter the “Principal Beneficial Stockholder”) beneficially owned (whether directly or through other companies in which he has an interest) in the aggregate 33,769,619 (58.857%) of the Company’s outstanding Shares on the date of this Offering Circular. (See “Security Ownership of Certain Beneficial Owners and Management.”) Upon completion of the Offering, the Principal Beneficial Stockholder’s aggregate share ownership in the Company will permit him to retain not less than 51.655 % of the Shares, assuming the $50,000,000 maximum is raised. Consequently, the Principal Beneficial Stockholder may be able to effectively control the outcome on all matters submitted for a vote to the Company’s stockholders for the foreseeable future (particularly if significantly less than the $50,000,000 maximum is raised). Specifically, at least initially, the Principal Beneficial Stockholder may be able to elect all of the Company’s directors. Such control by the Principal Beneficial Stockholder may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

(16) ANY SUBSTANTIAL SALE OF STOCK BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET VALUE OF THE STOCK, THEREBY DEVALUING THE MARKET PRICE AND CAUSING INVESTORS TO RISK LOSING ALL OR PART OF HIS INVESTMENT. All Shares held by the Principal Beneficial Stockholder are “restricted” and/or “control” shares as defined in Rule 144 under the Securities Act (“Rule 144”). This Rule also extends to non-affiliates of the Company with regard to restricted shares (meaning not freely tradable). Restricted shares may not be sold in the market pursuant to Rule 144 until at least one year has passed from the date of their purchase (or six (6) months in the case of a reporting company, if so reporting for at least 90 days.) In addition, non-exchange listed shares held by affiliates (often called “control” persons), when not selling “in concert” with other control persons, are limited quarterly to sales of not more than 1% of the then outstanding issued and outstanding shares. For affiliates, there is a limit on the number of transactions, referred to as the volume, that cannot be exceeded. This must amount to no more than 1% of the outstanding shares in a class over three months or the average weekly reported volume during the four-week period preceding the notice of sale on Form 144.

The Company can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate. While the Principal Beneficial Stockholder (and other large current shareholders) are not subject to a “lock-up” agreement (prohibited from selling Shares in the Company for a specified period), such persons are not able to sell their shares publicly because there is no public market and Verax does not intend to seek to create a trading market until towards the end of this Offering.

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(17) WE MAY EXPERIENCE RISKS ASSOCIATED IF OUR SHARES WERE TO BECOME CLASSIFIED AS “PENNY STOCK” ONCE OUR COMMON STOCK BEGINS TRADING. At $6.25 per share, the Company’s Shares would not be deemed “penny stock”, as defined. Once our common stock is quoted on an exchange, if at all, subject to the Commission’s acceptance of our Regulation A Offering and FINRA’s permission to have a symbol issued and our stock quoted, our stock will not be subject to “penny stock” rules as defined in the Securities Exchange Act of 1934 Rule 3a51-1 unless the share price will have dropped at the time of the trading market commencing. If that were the case, because of the constraints on trading resulting from the “penny stock” definition, investors may encounter difficulty in selling their stock. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. We do not currently anticipate that our common stock will be subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities that are listed on a national, regional or international stock exchange. Penny stocks generally are equity securities with a price of less than $5.00 plus cost of brokerage execution (other than securities registered on certain national securities exchanges or quoted on the NASDAQ proprietary system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or proprietary system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document to its customer that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common shares in the United States and shareholders may find it more difficult to sell their shares.

(18) ONCE TRADING COMMENCES, THE PRICE OF OUR SHARES MAY EXPERIENCE SUBSTANTIAL VOLATILITY. In recent years, the securities markets in the United States and Canada, particularly in respect of cannabis, hemp and/or CBD companies, have experienced a high level of price and volume volatility, and the market price of securities of many such companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values, or prospects of such companies. The price of our common shares is also likely to be significantly affected by short-term changes in the price of capital, or in our financial condition or results of operations as reflected in our semi-annual earnings reports. Other factors unrelated to our performance that may have an effect on the price of our common shares, once they are trading, if at all, include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our common shares; the size of our public float may limit the ability of some institutions to invest in our securities; and a substantial decline in the price of our common shares that persists for a significant period of time could cause our securities to be delisted from the exchange or proprietary market on which the Shares may then be traded, further reducing market liquidity.

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ITEM 4

DILUTION

Dilution represents the difference between the Offering Price per share and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution of the value of the Shares you purchase is also a result of the lower book value of the Shares held by our existing stockholders.

Dilution arises mainly as a result of our arbitrary determination of the Offering Price of the Shares being offered. As a result of there being no established public market for our Shares, the Offering Price and other terms and conditions relative to our Shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price for the Shares or the fairness of the Offering Price used for the Shares.

As of August 31, 2019, the net tangible book value of our Shares of common stock was $0.05 per Share based upon 57,375 ,000 shares outstanding at August 31, 2019.

If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering Price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Our net tangible book value as of August 31,2019 was $2,784,484, or $0.05 per Share of out-standing common stock. Without giving effect to any changes in the net tangible book value after August 31, 2019 other than the sale of 8,000,000 Shares in this Offering at the initial public Offering Price of $6.25 per Share, our pro forma net tangible book value as of 90 days following the qualification of this Offering will be $ 52,784,484 or $0.81 per share of outstanding common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our Shares in this Offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.76 per share of capital stock to existing shareholders and an immediate dilution of $5.44 per share of common stock to the new investors. The following table illustrates this per Share dilution:

The following table illustrates this per Share dilution:

	8.0MM Shares (100%)	6.0MM Shares (75%)	4.0MM Shares (50%)	2.00MM Shares (25%)
Offering Price per Share	$6.25	$6.25	$6.25	$6.25
Net tangible book value per Share before Offering	$0.05	0.05	0.05	0.05
Increase per Share attributable to new investors	$0.75	0.58	0.40	0.20
Pro forma net tangible book value per Share after Offering	$0.80	0.63	0.45	0.25
Dilution per Share to new investors	$5.45	5.67	5.85	6.05

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The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of Shares of common stock purchased, the total consideration paid, and the average price per Share paid, on a range from 8,000,000 Shares (100% of the Offering) and the 2,000,000 Shares (25% of the Offering) relative to the $50,000,000 maximum amount being offered under this Offering Circular:

Applicable to purchasers of Shares in this Offering if all 8,000,000 Shares sold:

Price per Share: $6.25

Dilution per Share: $5.45

Increase to present stockholders in net tangible book value per Share: $0.75

Capital contributions: $50,000,000

Number of Shares outstanding after Offering: 65, 375,000

Percentage of ownership by public after Offering: 12.2%

Applicable to purchasers of Shares in this Offering if 6,000.000 Shares sold:

Price per share: $6.25

Dilution per Share: $5.67

Increase to present stockholders in net tangible book value per Share: $0.58

Capital contributions: $37,500,000

Number of shares outstanding after Offering: 63, 375,000

Percentage of ownership by public after Offering: 9.5%

Applicable to purchasers of Shares in this Offering if 4,000,000 Shares sold:

Price per share: $6.25

Dilution per Share: $5.85

Increase to present stockholders in net tangible book value per Share: $0.40

Capital contributions: $25,000,000

Number of shares outstanding after offering: 61,375,000

Percentage of ownership by public after offering: 6.5%

Applicable to purchasers of Shares in this Offering if 2,000,000 Shares sold

Price per share: $6.25

Dilution per share: $6.05

Increase to present stockholders in net tangible book value per Share: $0.20

Capital contributions: $12,500,000

Number of shares outstanding after Offering: 59,375,000

Percentage of ownership by public after Offering: 3.4%

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The applicable percentages of ownership are based on an aggregate of 57,375,000 shares of our common stock issued and outstanding on August 31, 2019.

Future Dilution.

For business purposes, we may from time to time issue additional common stock, which may result in dilution of then existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. While not applicable at this time, dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing Shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the common stock will not occur in the future.

Shares Eligible for Future Sale.

Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of Shares may be available for sale shortly after this Offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

As of August 31, 2019, we had outstanding 57,375,000 shares of common stock, par value $0.01 per share (the “Shares”). All of the Shares sold in this Offering will be freely tradable unless held by an affiliate. An additional number of Shares will generally become available for sale in the public market from time to time thereafter upon expiration of their respective holding periods under Rule 144 discussed below, a portion of which will be subject to Rule 144 volume limitations.

Rule 144.

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the Offering of which this Offering Circular is a part, any person who is not deemed to have been a Company affiliate for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned their Shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the Company’s compliance with the public information requirements of Rule 144. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this Offering without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates who beneficially owns shares that were purchased from us, or any affiliate, at least six months previously, are entitled to sell upon expiration of any lock-up agreements, within any three-month period beginning 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	If exchange traded, the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates or persons selling shares on behalf of our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

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ITEM 5.

PLAN OF DISTRIBUTION

This Offering will be offered in as many as all 50 states and remain open for 90 days following its qualification and will terminate on December ___, 2020, unless extended by us for up to an additional 180 days or terminated sooner by us in our discretion regardless of the amount of capital raised. There is no minimum amount of Shares required to be sold. There is no escrow. Hence, Once accepted, subscription funds may be transferred by us directly into the Company's operating account for use as described in this Offering Circular. We are offering a maximum of 8,000,000 shares of common stock on a “best efforts” basis through registered broker-dealer/selling agent firms. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds.

The Offering is being conducted on a best efforts, basis through broker-dealer(s) which are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, a selling agreement has been negotiated by Verax with Dalmore Group, LLC (“Dalmore”) for offering Verax’s common in all 50 states. We are selling our Shares through a Tier 2 offering pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). Dalmore, a New York limited liability company and FINRA/SIPC registered broker-dealer, has been engaged to provide broker-dealer services in connection with this Offering. Dalmore will be paid 1% of the aggregate Offering Price of Company Shares sold in this Offering.

We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We reserve the right to enter into posting agreements with equity crowdfunding firms, not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation. The Company may also (but is not required to) sell Shares through other broker-dealers which are registered with the Financial Industry Regulatory Authority ( FINRA ). If engaged, negotiated selling commissions of from 6%-8% of the Offering Price may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by them in connection with the Offering. We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular.

We reserve the right to enter into posting agreements with equity crowdfunding firms not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation. No compensation will be paid to any principal shareholder, officer, director or any affiliated company or party with respect to the sale of our common stock for their introduction of friends, family and business acquaintances.

As of the date of this Offering Circular, we are selling the Shares through commissioned sales agent(s) acting on a best efforts basis using our dedicated IPO website (www.veraxresearch-ipo.com) to provide notification of the Offering. That IPO website will go “live” when the SEC has so advised us of the Offering being qualified—and that date will also be the date of the Offering Circular as finalized.

This Offering Circular, once this Offering Statement is declared qualified, will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above website. In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.

The Shares are being offered by the Company through Dalmore as outlined above. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected. (See “Risk Factors.”)

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Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have been sold. If any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Any FINRA broker-dealer engaged will receive selling commissions of a negotiated six (6) to eight (8) percent of the Offering Price which selling agent may re-allow and pay to participating FINRA broker dealers who sell the Company’s Shares.

In order to subscribe to purchase the Shares, a prospective investor must complete, sign and deliver the executed Subscription Agreement to Verax Research Services, Inc. and either mail or wire funds for its subscription amount (payable to Verax Research Services, Inc.) in accordance with the instructions included in the Subscription Agreement.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason. If any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these promotional materials will not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon SEC qualification, the aggregate purchase price to be paid by the investor for the Shares cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

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The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

•

a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•

a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

•

an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•

a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•

a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

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The Company, subject to Rule 255 of the 1933 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering Circular filed with the Commission. We have plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization and our website.

Please note: We will not communicate any information to prospective investors without providing access to the Offering Circular. The Offering Circular may be delivered through the website (to become accessible once this Offering is declared effective/qualified) or through email or by hard paper copy and/or  any equity crowdfunding platform selected.

By whatever means received or communicated, all of our communications will be Rule 256-compliant and will not amount to a “free writing” Offering Circular. We will not orally solicit investors and no sales will be made prior to this Offering Statement being declared effective/qualified and a final Offering Circular is available.

Prior to the acceptance of any investment dollars or subscription agreements, we will determine which state the prospective investor resides in. Investments will be processed on a first-come, first-served basis, up to the maximum offering amount of $50,000,000.

Once qualified by the SEC and FINRA and prior to the Offering being terminated, we expect to receive a listing on the highest available exchange or proprietary market for which the Company qualifies, at minimum, the OTCQB or a similar medium managed and overseen by OTC Markets Group, Inc. or NASDAQ. (See Risk Factor (11).)

Offering Expenses.

Irrespective of the number of Shares sold in this Offering, the Company is responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph and written material procurement costs; (iii) all filing fees, including FINRA and any blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the offered shares under applicable state securities laws and FINRA clearance; and (v) our transportation, accommodation and other roadshow expenses.

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Pricing of the Offering.

Prior to the Offering, there has been no public market for the Shares offered. The initial public Offering Price was arbitrarily determined by our one-person Board of Directors. The principal factors considered in determining the initial public Offering Price include:

•	the information set forth in this Offering Circular and otherwise available to our sole director;
•	our history and prospects and the history of and prospects for the lines of business industry in which we compete;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Investment Limitations.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Offering Period and Expiration Date.

This Offering will start on or after the date this Offering Circular is declared qualified and effective by the Commission and will terminate 90 days later unless we extend the offering up to an additional 180 days.

Procedures for Subscribing.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription documents upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our administrative account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will be asked to countersign the subscription agreement and issue the Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable and investors are reminded that there is  no minimum associated with this Offering.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the offered shares.

In order to purchase offered shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

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ITEM 6.

USE OF PROCEEDS

We are offering for sale a total of 8,000,000 shares of our common stock at a fixed price of $6.25 per share for the duration of this Offering. Because there is no minimum Offering, the Company will retain the proceeds from the sale of such Shares. The Offering is being conducted on a best efforts basis by FINRA broker-dealer member firm(s). (See “Plan of Distribution.”) The Shares will be offered for sale at a fixed price of $6.25 per share for a period of 90 days from the qualification date of this Offering Circular, unless extended by our board of directors for an additional up to 180 days. If all of the Shares offered by us are purchased, the gross proceeds to Verax will be $50,000,000.

We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the "Securities Act"). The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer ("Dalmore"), to provide broker-dealer services in connection with this Offering.

The proceeds to the Company from the sale of the shares of common stock (the “Shares”) offered hereby (before associated organization and offering expenses) are estimated to be approximately $50,000,000 if the maximum Offering is achieved (See “Capitalization” below). The following illustrates the Company’s estimated application of proceeds (% in parentheses). The below table (and associated footnotes) is intended to provide an overview of the contemplated application (often referred to as use) of proceeds over time as a function of the success of the Offering’s raise and assuming due diligence will have been completed. To facilitate your review of such emphasis over time, we have added columns assuming $1MM, $17.5MM, $34MM or $50MM of Shares are sold during the up to 9 month Offering Period.

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Footnotes:

(1) General and Nutritional Supplements: Existing formulas will be re-formulated and new ones formulated to include CBDs to be offered to distribution companies under contractual multi-year agreements with minimum volumes and royalties. Currently, Verax has formulas for supplements for humans, pets and livestock. Many will be in the form of a capsule or tablet or loose in a foil packet or a drum. Another product line will be prepared and presented as a functional food or feed: An example of a functional food or feed is DHA in milk or dog food. DHA is Docosahexaenoic Acid, an Omega 3 Fat, like Eicosapentaenoic Acid (EPA), with several health benefits. For example, CBDs in chocolates for relaxation at night, or as a treat to reduce stress, or in combination with select botanicals for decreasing inflammation due to sunburn, injury or disease. As a note, nearly all diseases have an inflammatory component that we believe will likely respond to hemp products.

(2) Batch Manufacturing: Once formulation and/or reformulation is completed, Verax will scale from pilot, to small, to larger batches of supplements as well as produce base material batches for cosmetics, creams, oils, balms, salves and beauty care (spa and medi-spa), as well as skin and hair care. Other batch manufacturing could include formulations and reformulations to be blended with companion animal foods, and treats, as well as skin care, and health care items. Batch manufacturing would be undertaken to take advantage of economies of scale as well as demand. Also, to be able to sell the same formulations, in bulk, into more than one final presentation -- such as a capsule, or a snack bar--to the consumer.

(3) Acquisitions, Strategic Partners and Opportunistic Expansion: The hemp business is young, and we expect opportunities will present themselves to expand through these mechanisms. Therefore, these funds have been earmarked to be held in reserve and to be deployed under conditions such as opportunistic expansion, an example being increasing the capacity of a processing center, purchasing of high-quality biomass or intermediate hemp products for refinement into higher value material or funding (whether related to the formation or acceleration) of a strategic partnership. Finally, the IPO raise is expected to be a source of funds to commence and/or complete acquisitions that are within the umbrella of Verax’s business plan and benefit Verax’s growth, prosperity and shareholder value.

(4) OTC treatments for selected indications: Verax has identified several opportunities to determine the benefit of hemp products for treating diseases and injuries having indications of pain, inflammation, oxidative stress, cell death and high blood pressure. One such disease is Autosomal Dominant Polycystic Kidney Disease (“ADPKD”), a genetic disease afflicting 1 in 400 to 1 in 1,000 of the U.S. population. In general, it is expected that hemp products will be beneficial in treating a wide range of kidney diseases. A second general group are neurological diseases. Some neurological diseases have responded positively to treatment with hemp products. Thirdly, Verax will investigate the usage of hemp products as a treatment for inflammation associated with cancer, heart disease, liver disease and kidney disease. (As noted above, nearly all diseases have an inflammatory component that we believe will respond to hemp products.)

(5) Healthcare and Orphan/Rare Diseases: This line of business has been selected to leverage the usefulness of hemp products as a tool for improved healthcare. Orphan drugs are those medical formulations used to provided treatment for an Orphan or Rare Disease. These patient populations are very small, and the government provides support so as to encourage research and development of these medical treatments. Verax will specifically target the rare and orphan indications that are auto-inflammatory or have auto-inflammation as a component of the disease. Currently, we have identified three rare and orphan diseases to investigate the benefits of hemp products as treatments. These three orphan indications are Hyper - IgE Syndrome (“HIES”), Hyper - IgD Syndrome and Auto-immune Hepatitis.

(6) Seeds, Seedlings and Clones: Seeds, seedlings and clones are biological items sold to hemp growers, and therefore an anticipated source of profit. Seeds can be stored for a period time, and sold for growing hemp, or for the production of seed stock for Verax to sell. Seedlings are seeds that have been started, frequently in small peat cups, and grown until they are sturdy enough to be transplanted into the field using a vegetable or tobacco transplanter. Clones are cuttings from more mature plants and restarted in tissue culture in small peat cups. Again, once these are big enough, they are transplanted using a vegetable or tobacco transplanter. Seedling sand clones provide growers with a few advantages over seeds. Mainly, seedlings and clones can (because they have a decreased growing period) have the males deselected out of the population. Since seeds, seedlings and clones are a source of revenue for Verax, one way to increase the profit margin of these items is to begin to propagate, harvest and store seeds; build greenhouses for starting seedlings and build facilities for preparing and starting clones. Another step Verax can take to improve profits is to develop proprietary lines of hemp for the regional microclines in which we expect to operate. In our opinion, this will be accomplished using modern gene editing techniques to understand the genetics of hemp varieties and next generation sequencing (“NGS”) to determine the transcriptinomics, genomics and epigenomics, of varieties of hemp under different and specific conditions. This information will be used to breed selectively plants for optimum performance and results. Further, this applied research is expected to add to Verax’s patent and plant variety protection portfolio.

(7) IPO expenses: Aggregate IPO expenses (exclusive of marketing costs) are estimated at $116,500 and, if not already paid, are expected to be paid out of funds raised. Such IPO fees include $35,000 the Company has previously paid the Selling Agent (Dalmore Group, LLC) to serve in such capacity for the Company. Such Selling Agent will also be paid 1% of the aggregate Offering Price on all Shares sold in this Offering. While not IPO expenses, once Verax moves to create a trading market on the highest available exchange or proprietary trading system then available (which could be affected by a successful raise of the Offering), the first year expenses associated with creation of the Verax secondary market are expected to be not less than $75,000).

(8) G & A: General and Administrative expenses are those associated with our ongoing operations. It is not anticipated that funds raised in the IPO will be used for these denoted expenses. Specifically, we expect that that at least a majority portion or all these required funds will be covered by income derived from current and future sales of seeds. clones, hemp intermediates (biomass, crude, distillate) and finished (isolate) products.

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The “Use of Proceeds” for the assumed $1 million level includes $160,000 applied to formulation and reformulation of general and nutritional supplements with Cannabinoids (“CBDs”). Verax will leverage its current access to formulas for general and nutritional supplements as a base to reformulate into supplements containing CBDs and, in some instances, add in beneficial botanicals to produce novel formulations that are able to be patent protected, as well as having additional market differentiation. The $175,000 for acquisitions, strategic partnerships and opportunistic expansion will most likely be used to support, improve or accelerate one of Verax’s existing strategic partnerships. The line item of $175,000 for OTC Treatments for selected indications will be deployed to continue the research into the benefits of CBDs by initiating pilot studies as well as a follow-on larger mouse model of the human genetic disease Autosomal Dominant Polycystic Kidney Disease (“APKD”). This would be a step to determining effectiveness in humans with ADPKD.

We expect the results of the ADPKD research could be leveraged into one or more OTC formulations and presentations as well as a few nutrition supplement formulations and presentations, especially if additional botanical ingredients are included to provide synergistic benefits to afflicted individuals and composition of matter patents. Some of the claims for the patents would include reducing inflammation, decreasing pain and lowering blood pressure. This project will be in conjunction with the Kansas University Medical Center, Kidney Institute, Polycystic Kidney Disease Group. Rare and Orphan diseases healthcare line of $200,000 are expected to be deployed to initiate tissue culture and mouse model studies decreased inflammation in Hyper-IgE Syndrome (“HIES”). The likely research group for partnering in conducting this research is the Immunology Department at the University of South Alabama (Mobile, Alabama). The expectation is that CBDs will be beneficial in decreasing the symptoms of HIES. Coupled with additional botanicals and used either as an oral presentation, or a presentation such as a skin application (lotion), a dual patent position could be carved out as composition of matter, as well as an additional treatment in combination with other treatments. Using the $180,000 to purchase seeds, seedlings and clones, will assist in accelerating and increasing Verax’s current revenue stream.

Verax, through its management, has had longstanding and ongoing substantive scientific relationships with former colleagues associated with the named medical and research institutions. The associated discussions continue with each of the identified institutions but, to date, has not resulted in finalized agreements. Indeed, the respective Institutional Review Boards (“IRBs”) for each of the identified medical and research institutions are establishing various protocols and guidelines based on evidence-based medicine, establishment of ages of patients in these studies, inclusion and exclusion criteria together with the establishment of benchmarks and other timelines to the success of these studies. In addition, Verax is still processing a “Statement of Work” that will determine budgets surrounding these contemplated studies.

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For the $17.5 million “Use of Proceeds,” Verax plans to deploy $2.215 million into General and Nutritional Supplements to increase the number of formulations and reformulations containing CBDs, as well as potentially the addition of other beneficial botanicals for increased market differentiation and patent positions. These formulations and presentations as capsules, table or loose in sachet’s would be sold to distributors either in finished form or for finishing by companies interested in creating their own private label product. Coupled with the $2.6 million for Batch Manufacturing, in our opinion, an economy of scale can be achieved in volume for each of the respective formulations and reformulations. Manufacturing can be either in bulk or finished product depending on the clients’ needs. Usage of the $4.1 million for Acquisitions, Strategic Partnerships and Opportunistic Expansion would be to support or start strategic partnerships for hemp processing to batch manufacturing or acquisitions of farmable land to grow hemp, acquire batch processing facilities or to increase the size and capacity of our existing processing and grow facilities. OTC Treatments for Select Indications will deploy the $2.69 million for continuing the development of OTC treatments, and likely supplements, for the amelioration of the symptoms of ADPKD and other similar kidney diseases. Such funds will also permit Verax to opening projects to develop OTC products for neurological diseases through a relationship with McLaughlin Research Institute (Great Falls, Montana). The application of $2.8 million to the HIES project will permit us to move from tissue culture and animal models to early human studies. In addition, it is our expectation that either Hyper IgD Syndrome or Auto-immune Hepatitis research will be planned and commence. Finally, the $1.91 million for seeds, seedlings and clones could be used to acquire seeds and build out facilities for seeds, and clones, as well as cover the costs of starting-up those activities. These activities would provide Verax, in a relatively short period of time, additional income.

The higher fund-raising levels of $34 million and $50 million will provide the capital to accelerate the pace of development, as well as increase the number of products, and the volume of those products in the line items of General & Nutritional Supplements and Batch Manufacturing. Further, these larger aggregate funds will assist in growing Verax through providing capital to accelerate or enlarge existing strategic partnerships and/or acquire existing hemp businesses (such as processing facilities, farms or grow operations). The additional funds for OTC Treatments for Select Indications and Healthcare & Orphan/Rare Diseases will be used to expand into general treatments of pain and inflammation related to diseases such as cancer, heart disease, liver disease and muscular disease. Such funds will also accelerate the progress of bringing forward the research into PKD, kidney diseases, neurological disease and the orphan and rare diseases previously discussed. Finally, the funds for Seeds, Seedlings and Clones will be used to expand Verax’s offerings. These would, in our opinion, increase the production of seedlings and clones as well as the development, through applied research, of hemp varieties for the microclines of the states of Tennessee, Alabama, Arkansas, Georgia, Maryland, Wyoming, Montana, and other hemp growing states. Characteristics to be selected for improving hemp varieties would be hardiness or resistance to mold, mildew, insects, and pests. Additional characteristics for improvement include processing characteristics, yield, time to maturation and response to light changes. It is expected that these novel varieties will be protected through distribution and farming agreements as well as our trademark(s), wordmark(s) and patents together with the plant variety protection (“PVP”) system of the United States Patent office.

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ITEM 7.

DESCRIPTION OF BUSINESS

Executive Summary:

This Executive Summary provides a brief overview of the business plan. It also highlights, in management’s view, this fundamental assertion: Verax means “True” in Latin and, we submit, the Company is dedicated to providing the services to develop products that optimize the “true” value of hemp in healthcare applications through profitable commercialized products.

Cannabidiol (“CBD”) Is, in Our Opinion, the Next Aspirin

Aspirin has been called the most versatile drug ever made, with the key component salicylic acid sourced from the Spiraea plant. It has been used for decades to reduce inflammation, thus relieving pains and fevers. Similarly, the hemp plant (genus of Cannabis sativa), we believe, has to be considered in the running for the most versatile plant in the world, noting it has been used for centuries in paper, textiles, construction and fuel and, more recently, for biodegradable plastics. Additionally, hemp is sourced for cannabidiol, or “CBD,” the non-psychoactive and highly therapeutic cannabinoid compound. CBD is used by millions to treat inflammation, anxiety, depression and as a combatant against psychosis disorders, neurodegenerative disorders and cancer metastasis. It is also currently prescribed to pediatric patients as a highly effective treatment for epilepsy and seizure control.

Hemp Is a Cousin of and Not a Twin of Marijuana

The medical marijuana (“MMJ”) industry continues to proliferate in a historically unprecedented fashion, with its focus remaining predominately on the psychoactive compound, Δ-9-tetrahydrocannabinol, commonly known as THC. Both MMJ and industrial hemp are subspecies of the Cannabis sativa plant. However, MMJ plants are almost entirely cultivated for their high-THC yield. Most MMJ plants are grown in fully controlled conditions to yield a high-THC/low-CBD content (15-35% THC). Whereas, industrial hemp is generally grown from outdoor, farm raised plants, to produce a high-CBD/low-THC content (less than 0.3% THC). Understanding the distinction between MMJ, hemp and the percentage of THC and/or CBD yield is important in our opinion in better comprehending why hemp’s growing acceptance (perhaps more accurately “re-acceptance”) for its myriad non-hallucinogenic roles. Also, the hemp constituents vary in concentration and potentially in healthcare application by how the plants are grown (organically or genetically-modified), how the CBD oil is extracted (ethanol, olive oil or CO2) and if the CBD oil is third-party tested for content and contaminants (percent THC, heavy metals, etc.).

Verax Research Services Seeks to Standardize Hemp Constituents and Legitimizing Medical Applications

Verax Research Services, Inc. (“Verax,” the “Company,” “we,” “us” or “our”) was incorporated in 2017 as a Delaware C-Corporation and Maryland-based company spun out of Vitreon America, Inc. (“VAI”) with all of VAI’s infrastructure, systems and Intellectual Property for Cannabinoids applications. Verax was founded by proven and trusted Pharmaceutical and Medical Device Executives with a Singular Objective: “Ensure Hemp Research and Product Development Lead to Safe and Effective Healthcare Products.” To accomplish this objective, Verax provides three business services:

(a) Verax Hemp Transaction eMarketplace: Verax qualifies hemp suppliers and hemp buyers and certifies each company and their management before approving them to participate in the selling and buying through the Verax eMarketplace. Verax serves as the interim buyer from the hemp suppliers, testing, validating and certifying the raw materials and then processing or using contract processors to extract the desired ingredients which are again tested, validated and certified before being sold to Verax eMarketplace Manufacturer buyers.

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(b) Verax Product Design Services: Verax utilizes its staff and consultant expertise to design products for its Manufacturer clients. These Manufacturer clients initially will be Over the Counter, Health & Beauty Aid, Cosmetic, Medical Device and (starting in 2020) Pharmaceutical companies.

(c) Verax Product Development and Manufacturing Support Services: The mixing with other ingredients of and temperature control of hemp constituents during product development and manufacturing phase is critical to each Manufacturer. A mistake in mixing process can yield distraction or at least degradation of the hemp constituent and THC Alpha during heating can convert to THC which can yield a product with too high a THC concentration [0.3% THC] and yield a product that is illegal today in the U.S. U.S. Manufacturer Healthcare Industry company categories in the Verax Product Design Services discussion above cannot afford such mistakes and risk to their operation so Verax can become, in our opinion, the critical research and product development partner for its Manufacturer clients.

(d) Through these 3 service offerings listed above, Verax’s objective is to become, the Hemp Raw Material Clearinghouse and for Hemp-constituent containing product design and development to become the “Good Housekeeping Hemp Products Consultant” for its manufacturer clients.

Strategically, Verax is located at the Rockville (Maryland) campus of Johns Hopkins University which, we submit, is the premier and most trusted medical research center in the world. After pursuing organizational and IP activities initially, Verax has developed during its first full year of operations the infrastructure to support our growing list of clients to meet their hemp constituent needs. Indeed, in 4Q18 after the Farm Bill was signed in December 2018, Verax started its Verax Hemp Transaction eMarketplace which services transactions through its First Data Merchant Accounts and via wire transfer transaction services.

Verax has Unique Intellectual Properties and Assets to Accomplish its Business Objectives

When established in June 2017, Verax received exclusive licenses, infrastructure and other assets owned by two of its founding shareholder entities: (i) Vitreon America, Inc.(“VAI”) and (ii) Product Safety Assurance Services, Inc. (“PSAS”) including, but not limited to, the following:

Vitreon provided royalty free perpetual licenses to Verax for VAI’s Intellectual Property (“VAI-IP”) in exchange for four thousand eighty-six (4,086) pre-forward split Verax common Founder’s Shares:

(a) Botanicopeia™ Database and Library of 8,000 Plant-derived actives Reports;

(b) Cannacopeia™ Database and Cannabinoids Activity Reports; and

(c) the Vitreon America botanical research analytics tool sets.

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In addition, PSAS provided royalty free perpetual licenses to Verax for PSAS’s Intellectual Property (“PSAS-IP”) in exchange for four thousand two hundred sixty-three (4,263) pre-forward split Verax common Founder’s Shares:

a) Raw Materials and Finished Products including Labeling Authentication and Auditing Procedures;

b) Food and Drug Administration Center for Drug Evaluation and Research (FDA CDER) Cooperative Research and Development Agreement (CRADA) Electronic Labeling Information Product System (ELIPS) modification of registration and submission processes for Plant-derived products; and

c) Serialization Processes and Procedures to meet the Pharmaceutical Commercialization requirements of the U.S. Drug Quality and Security Act.

Additionally, VAI has assigned usage rights to Verax’s use of its Morgan State University (“MSU”) Laboratory Services Partnership to utilize MSU’s Shimadzu Nexera-UC equipment which is believed to be the most advanced Cannabinoids extraction and product identification, validation and authentication equipment. (See website: www.ssi.shimadzu.com/products/liquid-chromatography/nexera-uc.html.)

By way of an example of the advantage this MSU relationship provides, VAI provided Verax the Genetic Mutation Plan for Hemp with enhanced CBD content and THC free constituency. More generally, under this agreement, VAI will provide any additional information about any non-Cannabis plants for selection generated by prior mutation studies conducted by VAI.

Verax views these royalty-free licenses as material to the company (or has the potential to be going forward).

Verax Raised $6.5MM to, Among Other Uses, Initiate a $50.0MM IPO in 1Q19 (or in reality for VRS - 4Q fiscal 2019)

That “pre-IPO” private offering was used primarily for further development of Verax’s three hemp mutation programs and to set up the Hemp Cultivation and Processing Center of Excellence in Linden, Tennessee (including the first 200 acres under cultivation near Linden as the “run-ahead” model for other Tennessee state programs). Such offering was made only to accredited investors, was exempt from registration under the Securities Act Section 4(a)(2) and was made pursuant to a Private Placement Memorandum prepared by its securities counsel. Additionally, Verax has finalized an agreement through PSAS with Sovereign Tribal Nations in the Americas. These Americas-based Sovereign Tribal Nations have agreed to serve, individually and/or collectively, as Verax Global Hemp Research, Cultivation and Processing Centers of Excellence. Characterizing as a Center of Excellence is not only important but justified in our opinion because current pharmaceutical practices being applied to the hemp industry are only in the early stages of development. By way of example, processes (such as how to sample a million pounds of biomass or 1000 liters of a product) do not currently exist. Verax’s objective is to develop and assist in developing such nascent business practices.

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To that end, these Sovereign Tribal Nations are expected to provide 600 (of 12,000 total) hectares initially (and expected to grow to over 4,000 hectares cultivated for four seasons per annum in a three-year hectare usage rotational cycle). The hemp oil and CBD oil will be purchased by the Verax eMarketplace at 70%-80% of the U.S. market price. We believe this relationship will permit Verax Hemp Transaction eMarketplace the lowest cost buyer of hemp constituents in the 32 Countries in the Americas.

Verax intends then to ship the Non-U.S. based Sovereign Tribal Nations harvested crude hemp oil and CBD oil to the Baltimore International Sea Port. In turn, DLP Ventures, LLP will coordinate the Maryland Hemp Cultivation and Processing Center establishment with Baltimore based foundations. With these partners, Verax is creating (we believe) a unique “medical grade” THC-free CBD. Verax will be able to utilize these unique raw materials for Maryland-based research programs.

Also, VAI has received since December 2016 over $12.6MM in State of Maryland Tax and Business Manufacturing and Tax Credit Incentives. VAI will either transfer some of those funds to or otherwise assist Verax in securing similar commitments. In addition to the roles outlined above,

Besides relationships in Tennessee and Maryland, Verax has established rela-tionships with growers, companies and Joint Venturers in Alabama, Arkansas, Kentucky, Mississippi, Georgia and North Carolina. However, because the legislatures in these jurisdictions have been slower in adopting accommodating hemp and CBD legislation than other jurisdictions, Verax’s plans to develop busi-ness activities in those Southern states was not possible in 2019 but are expected to proceed in 2020.

In that context, Verax intends to implement a “no single point of failure” facility continuity model, in this case having more than one processing center to respond to regional, quality and volume needs in the hemp and CBD “space.” Establishing the Tennessee Hemp Cultivation and Processing Center of Excellence (Linden, Tennessee) for all our Southeastern state partnerships and the proposed processing center in Alabama will provide, in our opinion, immediate coverage for projects in the Southeast Sunbelt part of the country (where we have known “minimum” amounts of hemp to process). In turn, the Maryland Processing Center (Baltimore, Maryland), a planned location recently selected, will be the 1st processing installation and a 4th is being planned in or near Telfair County, Georgia At its simplest, this structure will permit Verax to cover the Mid-Atlantic States as well as the Americas-based Sovereign Tribal Nations harvested Crude Hemp Oil and CBD Oil for further refinement proximal to our Shimadzu testing center at MSU discussed above.

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Hemp Market Size and Rationale for Maryland/Hopkins Medical Research Initial Focus

The Hemp Business Journal estimates the U.S. CBD market at $2.1 billion in consumer sales by 2020 with $450 million of those sales coming from hemp-based sources, a 700% increase over 2016 revenues. Based on Verax analysis (including supporting U.S. government and State of Maryland-led medical research and associated footnotes, Verax believes the Medical research programs in Maryland will support the active Verax role we envision. To that end, Verax has taken an option to rent or purchase a Baltimore, Maryland FDA prior-approved manufacturing and distribution facility that includes warehouse space, quality control laboratory area, R&D and offices. To the extent such facility is used for manufacturing, Verax will follow FDA’s current Good Manufacturing Practices (“cGMP”).

By way of background, CBD oil is combined with organic terpenes, MCT oil and plant extracts to formulate our Client’s proprietary products. In that context, Verax will require about another six months to complete our first of three mutation programs. Indeed, we expect to have developed proprietary formulations for burn patients utilizing bioactive stem factor ingredients in conjunction with CBD as a 510k medical device to be submitted to the FDA by Spring 2020. Very simply, management is confident the Verax market place is extensive and dynamic as new CBD uses and new consumers continue to grow.

Our initial 2019 sales focus has been: (a) State of Maryland-based CBD research projects and programs, (b) pharmaceutical manufacturer’s discovery research projects and (c) nutritional supplement manufacturer’s clinical experience and commercialization programs. (seeds and clones constituted 91.9% of the 6 month revenues) Verax is positive that clarity and scientific accuracy are sorely missing in the existing CBD marketplace--which is populated by many “Ma & Pa” companies who make inaccurate and often illegal product claims. Verax will continually strive to provide simple, clear and medically accurate information that educates its Clients and validated “medical grade” CBD ingredients. The Company will also continue to focus its R&D efforts on the two significant issues facing the CBD industry: solubility (as CBD is an oil) and bioavailability (as a majority of CBD can be lost during 1st pass metabolism.

This first pass effect (also known as first-pass metabolism or pre-systemic metabolism) is a phenomenon of drug metabolism whereby the concentration of a drug is greatly reduced before it reaches the systemic circulation. Verax has existing relationships with two solubility Intellectual Property (“IP”) companies and one bioavailability IP company that, we are satisfied, optimizes a liposome delivery system which increases the absorption rate of nutrients and pharmaceutical compounds to provide increased bioavailability. Verax, in our judgment, has access to highly experienced scientific and genetic experts knowledgeable and has the capacity to build-out the management team as required. The Company is already collaborating on creating partners nationally and internationally and, thereby, seek to establish a significant value proposition. To further strengthen Verax, we are engaged in discussions with three potential strategic investors who may require one or more board seats on our Board of Directors. The Company realizes that CBD is entering new markets, gaining new consumer groups and pushing new regulatory horizons. Therefore, in our view, the greater the vested interest input, the greater the potential return for our stakeholders.

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Description of Company, Services, Products, Technology and Industry

A. Verax Initial Products and Services Offering Details

Verax will assist its Clients with Client specific programs but, in general, the following are expected to constitute the basic services provided:

•	Plant and/or Ingredient Testing, Certification, Authentication and Validation;

•	Product Audit Reports for the Plant, Ingredient and Research or Validation Reports for Client Company/Department Management, Client Board or Client Shareholders/Stakeholders;

•	Product Discovery Candidates for Clients;

•	Product Development Plans creation or auditing by Verax;

•	Product Enhancement absorption technology (or) bioavailability technology addition;

•	Product blending with other ingredients;

•	FDA GRAS/E, ODI, or NDI submissions or submission plan advisory role;

•	FDA CDER submissions or submission plan advisory role;

•	Company and/or Product Acquisition and Merger advisory role; and

•	Company and/or Product Acquisition and Merger Due Diligence, Strategic or Transfer/Transition advisory role.

Verax also expects periodically to develop products to create additional shareholder value but also to use as examples for future Clients. Such a project is the development of a Burn Patient Wound product line where CBD is added for Pain Management. Due to our Verax management team’s experience with submission and FDA approval of six 510k medical device submissions in the wound care market, there is substantial confidence Verax can both submit and gain approval of a series of Burn Patient Wound and Pain Management products. Verax is working with Firefighter Foundations and medical donor groups for these submissions.

Verax also intends to work with a series of Rare Disorder/Disease Advocacy Groups and Non-Profit organizations where many do not have a treatment but rather require new symptom relief products that include pain management. Subsequently, Verax directly or through Maripurus Research Services will develop orphan drug projects optimizing the constituents of the Marijuana and/or Hemp plants. This is a function of an established working (but no contractual or ownership) relationship. Under their agreement, Maripurus has the ability to use the world class databases Verax owns, has licensed and/or to which it otherwise has access, working jointly on formulations and manufacturing.

Research continues to demonstrate that the endocannabinoid system (“ECS”) is a regulator of inflammation and fibrosis in the body. We believe that orphan diseases that have inflammation, fibrosis, neurological cancer and heart disease as components are ideal targets. Such indicators are sometimes referred to as developing products for rare diseases and conditions, and sometimes referred to developing “orphan drugs.” A major motivator for why Verax intends to target creation of such orphan drugs include a 50% tax credit for R & D costs, R & D grants for FDA Phase I clinical trials, user fees are waived and study patients are smaller, saving clinical trial costs.

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Verax contemplates it will submit proposals to the Department of Defense (“DoD”) and the National Institute of Health (“NIH”) for Post-Traumatic Stress Disorder (“PTSD”) and Stroke Recovery, respectively, via the U.S. Army’s Ft. Detrick’s Research Center. It is our expectation that Verax submissions will be made in partnership with Marshall Communications, a Service-Disabled, Veteran-Owned Business utilizing, because of their pre-existing contractor level status, their Government-wide Acquisition Contract (“GWAC”) contracts through both federal agencies. Given this advantage over our peers, Verax would like to believe it has a advantages over its competitors both in terms of proposals and obtain funding quickly through pre-existing networking relationships.

Verax is also in discussions with the Minor Football League (“MFL”), a twenty-year-old minor football training and skills development league, to provide THC-free CBD Nutritional Supplement, “Sports Contact” Supplement and “Concussion Recovery” Supplement. Verax is developing Genetic Mutation Pathways utilizing the following three processes: (1) Tilling Process, (2) CRISPR Process and (3) HPLC Monitored Breeding Process.

B. Planned Germination and Pilot Production

Verax germination and pilot production will be conducted in a selected Baltimore, Maryland facility (as discussed above) that includes warehouse space, manu-acturing laboratories, a quality control laboratory, R&D and office space for administrative functions in a facility yet to be determined. For Verax’s Non-Rx Clients, it will use food-grade, all organic, Ethanol extraction, CO2 extracted, full-spectrum CBD oil that is third-party tested for heavy metals, pesticides and other contaminants upon arrival at our facility. The overview of these processes begins with procurement of 5-10kg batches of CO2 extracted, highly refined, all organic, hemp-derived CBD oil from an established Northern European and USA providers. This CBD oil or isolate is then pharmaceutical-grade, and third- party tested to determine exact chemical compositions, including CBD, THC, CBG, CBN, and terpenes content. Next, titrations, if necessary, are performed. Once processing is completed, the CBD oil is ready for formulating. Other raw materials (terpenes, food-grade substances, natural additives, etc.) are verified, and QC tested for efficacy.

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Once the CBD oil concentration, quality and composition are approved and certified, laboratory technicians combine the CBD oil with specialized all organic terpenes (a kind of “essential oil” with already known health benefits such as rosemary or lavender oil) derivative plant extracts as well as MCT (medium-chain triglycerides) oil to formulate our “Recovery, Power, Focus and Calm” remedies. The proprietary blend of CBD, terpenes and plant extracts work synergistically, creating an “entourage effect,” and will be added to our various planned product lines. Verax planned oil formulations are expected to have the active ingredient which would be added to the various products that are then either inhaled, ingested, applied sublingually or trans-dermic.

These CBD remedy oils are expected to be either used in-house to make the vape, sublingual and transdermal products or, alternatively, sent to our OEM manufacturing partners to make the ingested products. We intend to have all products packaged and shipped in color coded lock-box containers from our Baltimore, Maryland facility. Verax will use what we call “Genetic Mutation Pathways” with these processes: (1) Tilling Process, (2) CRISPR Process and (3) HPLC Monitored Breeding Process are intended to be evaluated in the germination center in the Baltimore, Maryland facility. At its simplest, the mutations and alterations to the pathways will be used to select plants for microclimates and/or alternative applications. As an example, if you want to make fiber from hemp, the hemp selected does not need (in fact, should not) be high in CBDs and must be easier to process.

Verax Research™ Services eMarketplace Division Update

In our first year of business, Verax has invested time, effort and money and concluded that the most profitable return is not selling Hemp Oil, CBD Oil and CBD isolates to Vape Shops but rather securing high quality Cannabidiol (“CBD”) from reputable Growers and Processors for healthcare product manufacturer clients. Verax management has determined that all should, and most healthcare product manufacturers will, need certification as to the hemp constituents, including CBDs. These manufacturers cannot afford for the hemp constituent containing products to have “hot” THC levels, heavy metals, pesticides, herbicides or chemical fertilizers. We will, as well, meet with each property owner, grower and processor as required.

Due to all the hemp cultivation, weather, deer, harvesting equipment or processing issues that Verax has observed and researched on Agricultural Reports, Verax does not currently invest in land except for the Tennessee Hemp Cultivation and Processing Center of Excellence. With the pre-IPO funds, Verax is strategically investing in seeds and cultivation, harvesting or processing equipment for the 6,000 acres of hemp growth in 2019 with 4,000 acres of hemp grown in Guatemala with an acquisition cost of roughly 70% to 80% of U.S. grown hemp. Therefore, in 2019, Verax intends to secure hemp oil, CBD oil and CBD isolates at an aggregated “dollar cost average” price of eighty three percent (83%) of market commodity price for the U.S. Cannabidiol market. Verax eMarketplace will test, validate and certify one hundred percent (100%), validated and of the hemp constituents from these 6,000 acres Besides these 6,000 acres, Verax will work with other domestic and international hemp growers to process of hemp constituents with the same specialized Cannabidiol testing equipment, Shimadzu Nexera-UC analyzer used by the Food and Drug Administration (“FDA”) Center for Drug Evaluation and Research (“CDER“).

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Verax believes it can utilize its expanding relationship with Americas-based Sovereign Nations which are committing to cultivate and cold press hemp to sell to Verax the hemp constituents at a 20% to 30% discount to domestic costs of U.S. market average wholesale price. Verax will to maintain two thirds (2/3) import sourcing of crude hemp oil and CBD oil from these Sovereign Nations located throughout the Americas. Verax will also optimize existing relationships between these Sovereign Nations and our Chairman of the Board, Dr. J. Randall Hoggle, long standing relationships he has developed and enhanced over the last two decades. There are on-going joint contractual and hemp production commitment discussions but none have been concluded as of the date of this Offering Circular.

Verax intends to sell to its Verax eMarketplace Member “Buyers” the Hemp constituents at five percent (5%) above current commodity price per unit for 100% tested, validated and certified raw materials. We believe we can charge such premium to market for these included protections to our “Manufacturer Buyers.” Verax also expects to be able to additionally charge a premium (i) (approximately 20%) for various raw material enhancements that are not patentable and (ii) (approximately 50%) for patentable enhancements plus (iii) a separate Verax Product Design and Development Services Division charge.

To date, Verax is pursuing potential clients already and client candidates to date have wanted 3-5 products designed and developed each. So, Verax is aligning potential Product Design and Produce Development Manufacturer Clients. Verax is expanding its sales and marketing efforts for these projects through partners as well. Verax anticipates executing a teaming agreement with Hamacher Market Research Group, a trusted Healthcare Product Data Management company that also produces Planograms for 250 Retail Chains in the U.S. to pursue fifty (50) OTC, HBA, Cosmetic, Cosmeceutical, as well as Consumer Relaxation and Dermatologic Pain Relief product projects from its Manufacturer Clients. Verax has also executed agreements with 3 Retail Product Representative groups to pursue lead generations from those groups. One group is Axe Ventures, an independent manufacturer contract sales force network, with over 100 independent sales representatives in their network with on average 3 manufacturer clients per sales representative.

Patentable Enhancement Processes

New Strain Development, Enhanced Processing and Extraction Systems

By way of background, if a hemp strain were developed for ease of processing—say a stalk that is easier to process—would be a patentable “art.” However, upon filing a Provisional Patent Application (“PPA”) only provides a year to reduce to practice and submit the patent application. Therefore, not being able to reduce to practice in a timely manner would result in a Verax potential patent being exposed to the public. This is the risk, and timing needs to be considered, including the allocation of personnel time to such pursuit. Verax’s counsel has advised it not to provide details on these intellectual property submissions. What Verax has been cleared to report for future business planning purposes is the following:

•	Verax is working on a new plant strain with a different signaling agent then THC which signals the CBD production in the current hemp strains;

•	Verax is developing and fabricating new processing equipment components not to build new processing equipment but rather to improve through-put and worker safety;

•	Verax is developing a safer, more eco-friendly extraction technique to replace CO2 extraction; and

•	Verax is developing new procedures and processes to increase CBD collection yields from extraction processes.

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Markets and Competitors

A. 2019 Initial CBD Targets- OTC/Nutritional/Recreational Manufacturer Clients

The initial target audiences are the pharmaceutical, medical supplements, nutritional supplement, cosmetics and recreational product companies already selling CBD products.

Based on the list of services provided above, there is tremendous need for testing, reporting and auditing for companies already in the Cannabinoids product market.

Verax is aware of fifteen pharmaceutical companies involved in THC and synthetic THC clinical studies who would also like to initiate similar CBD bench research. The number of current commercialized medical products with THC far exceeds the CBD-containing products.

However, it should be noted that with the current and pending State regulatory approvals of CBD, that the CBD formulations will start to approximate the number of THC products.

For the Nutritional Supplement and OTC products, the THC, CBD blends and cocktails will continue to be an opportunity. Nonetheless, on the “medical grade” Cannabinoids, the FDA CDER position on “single actives” versus “combination active ingredients” will mean the two active ingredients are more likely to be studied and clinical studies conducted in “isolation” from each other. The most valuable initial business opportunity for Verax is the product enhancement products where the currently marketed products will have both increased potency and better absorption (“bioavailability”) than that currently offered. The current marketers are trying to “one up” their competitors claiming superior activity and results. Verax has access to bio-absorption technology from U.S.-based technology partners (already existing) and bioavailability technology from [Redacted corporate name] in Phoenix, Arizona should contribute to a strong “track record.” of success provides. Such relationships also provide the basis for the licensing of this technology and our ability to build-out the Verax “Product Development and Enhancement Center” in California near many of the current target Clients.

As Verax assesses the U.S. Nutritional Supplement and OTC market, Federal validation of the market potential has been published by the Centers for Disease Control and Prevention (the “CDC”). Very specifically, “NCHS Data Brief No. 217” states that 12.6% of all Americans have tried an e-cigarette and that 3.7% of American adults used “every day or some days.” Moreover, “...47.6% of current cigarette smokers and 55.4% of recent former cigarette smokers (have) tried an e-cigarette” (CDC, 2015) ...” This represents an initial target market of over 9 million e-cigarette smokers in the U.S., namely the 60% millennial vape users in Washington, Oregon, Michigan, Oregon, Michigan, New York, New Jersey, Maryland, D.C. and Florida.

They can be reached through retail distributors (styled “vape shops”). Verax retail associates have elicited considerable interest by visiting and/or “cold-calling” selected vape shops in Baltimore, MD and selling our complete product line to these retailers. We believe that nearly all vape shops were receptive and, in fact, all who placed initial orders, reordered products. This alone, we believe, validates our contemplated retail market strategy.

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B. 2020 Expansion Targets- Pharma Companies with Plant-derived Products in Development

Through VAI’s market research, Verax’s 2018 Expansion Targets will include the 80 pharmaceutical companies with 230 plant-derived products in FDA Clinical Phase 1 or 2 where the Company already has a core understanding of plant-derived actives application and developed a roadmap for internal corporate discovery research dollars allocation to such research areas, i.e. we intend to operate Verax like a small pharmaceutical company. Very specifically, Verax expects to develop treatments for indications and then shop them to large(r) pharmaceutical companies that have a focus in these therapeutic indications.

Verax intends to utilize its Baltimore headquarters partnership with DLP Ventures, LLC Durand their partnerships with foundations and commercial partners to secure the State of Maryland Economic Development Department support for providing the State of Maryland “medical grade” THC-free CBD for all Maryland CBD Medical Research.

In Verax’s 2019 State of Maryland and State of Tennessee incentive package negotiations with the Governor’s office and each State’s Economic Development Department, it will utilize the VAI $8.5MM relocation incentive package provided by the State of Maryland as a basis for the Verax incentive package negotiation in each State and pit them against each other.

Finally, Verax has a commitment from the Health Information and Technology Institute (“HIT-Institute”) to develop a Firefighters Burn Wound Care product line with THC-free CBD from Verax provided for Pain Management. Verax will utilize this Firefighter Burn Wound and Pain Management product line as a “run ahead” example for pharmaceutical and medical device companies based on Verax achieving approval in 6 months. This will allow, in our opinion, Verax to prove the necessary 510k submission expertise required to receive FDA Center for Biologics Evaluation and Research (“CBER”) approval. Verax intends to be monographing off of Product PSAS’s dermatologic products for wound and skin care products as predicative devices for accelerated FDA CBER approval due to common investors in both companies.

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C. Industry Hemp Confusion, Verax Clarification

The medical benefits of hemp-derived CBD oils are known to much of the alternate-therapy markets. However, “CBD raw materials” competitors providing the currently existing 1,000+ CBD products many times do not monitor the concentrations of the different ingredients and/or the variances occurring in their Hemp cultivation. Therefore, for the Nutritional Supplements and OTC products, these variances make it difficult for consumers to determine or understand CBD dosage and/or strength when purchasing. For example, one company boldly advertises “240mg of CBD” in their 20ml product, while other companies (including Verax Retail Operations) offers “150mg CBD” in a 1ml product. At face value, it appears that the competitor has significantly more CBD in their product to date than Verax Retail Operations and, therefore, perhaps should command a greater price. It’s up to the consumer to know they must first divide the total CBD amount by the total volume to get the mg/ml, then divide that number into the retail price to know, which is the better value. In almost all cases, Verax is the better value ($0.16/mg CBD vs. $0.28/mg CBD). To make matters worse for the competitor companies and their customers, the application (or delivery mode) plays a role in the CBD dosage. For example, if one squeezes the dropper-bottle bulb syringe completely they’ll express ~0.5ml, while only partially will only then yield as little as ~1ml of product.

How CBD oils are extracted, processed and manufactured have a huge impact on the final product’s purity, safety, bioavailability and efficacy. In addition, certain existing competitive products suggest health benefits, but do not contain the components necessary to make those claims. Worse yet, many CBD products do not contain the concentration of CBD oil advertised. For these reasons, many CBD Product competitor’s CBD labels are, by design, intentionally light on details, adding to consumer confusion. Verax’s objective is to provide THC-free raw materials/ Clients products with consistent formulations that will position those nutritional supplement and OTC product manufacturers for DEA, FDA or USDA inspections. Verax will communicate via its website and corresponding tabs the (i) differentiation of our “medical grade THC- free CBD” for potential Clients and their Customers and (ii) permitting instant comparatives as to CBD amounts, volumes and price for multiple items as well as well as the cost/mg/ml CBD metric. We also intend to develop a phone app in the future that will give our Clients this information, along with multiple other CBD facts and uses. Also, on the website, extraction methods and health benefits are discussed and backed by peer-reviewed published papers. Verax will continually strive to provide simple, clear and accurate marketing information to educate our Clients and assist with education of their “end-user” Customers.

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Products and Services Positioning

Verax, by design, is focused on providing the research and product development tools for its Clients to develop product lines, regardless of application. Many of Verax OTC Manufacturer clients define their market as differentiating the intersecting factions of luxury vs. affordability and want vs. need. We are convinced that this unique position will enable Verax to assist its Clients both capture market share quickly (price point) and attract those seeking alternative therapies.

Shown below are the various existing CBD oil companies and where their CBD products are currently positioned. We expect that this product positioning will change drastically over the next 3-5 years as new entrants come to market, and regulations come to bear. Shown in the graphic below are nine different competitors, with their logos depicting those products market positions.

To assist Verax Nutritional Supplement and OTC product manufacturer Clients market to the U.S. consumer market, Verax originally signed a Marketing Support Agreement with Domaine Global, LLC to utilize its 80MM American database with 25-300 characteristics about each U.S. consumer in their database including address, telephone and email addresses. Upon acquiring Domaine Global, LLC, therefore the Marketing Support Agreement (since deemed an acquisition by Verax) is called the Domaine Acquisition Agreement. Such dually named agreements are deemed material to Verax. For example, Domaine Healthcare’s program is called the Domaine ePulse Marketing Program and includes 10 marketing services, including the respective Email and Social Media Marketing Programs.

Reaching the Target Customer & Unique Selling Proposition

Verax customers can be categorized as: (a) Government Agencies, (b) Corporate Management, Boards and Auditors, (c) Universities, Colleges and other Research Institutions and (d) Medical Care and Integrative Care Centers.

Verax expects to be able to develop NON-MUTATING THC-free hemp plants that produce “medical grade” CBD extracts and, based on the license from PSAS, will have the PSAS proprietary processes for FDA CDER New Drug Application (“NDA”) submission and clinical data registration processes for plant-derived actives.

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F. U.S. and Global Market Launch

It is important to recognize that the rest of the world does not have the restrictions on the industrial applications of Hemp that the U.S. does. Indeed, hemp has over 25,000 known industrial uses. The hemp cultivation global spread is 60% concentrated on in Europe, Asia and Africa with 10% spread across the Americas and 30% throughout the rest of the world. The “medical applications” of Hemp are well-known. However, the limited use by the U.S., Japan and sophisticated European markets means, we submit, there are many opportunities to develop the medical applications by Verax and its Clients while these governments regulatory authorities issue new supportive guidance based on current filed and approved applications mounting by the FDA and its globally harmonized regulatory peers.

Important to Verax is the completion of the 3 genetic mutation pathways and using a combination of patents and hidden “know how” IP to assist its domestic and global clients. Verax may utilize VAI’s subsidiary infrastructure operations (as an affiliate) to assist in other global regions.

For Verax Pharmaceutical Manufacturer Clients, we expect those Clients will want to provide each global research center the same “medical grade” for consistency of global regulatory submissions for the same product. Similarly, we believe all Verax Manufacturer Clients will want THC-free CBD raw material which also will relieve the international transportation issues of THC-containing products. To facilitate that effort, the Verax FDA CDER and CBER submission documentation can be used globally based on global harmonization by 54 countries’ regulatory authorities.

G. Digital and Print Marketing Internal Products

To attract a customer base, digital marketing (including Paid Search, Content Marketing, Online Customer Reviews, Social Media, Mobile and Email Marketing programs) will be employed. These integrated approaches include; 1) qualified, targeted “Domaine ePulse Marketing,” 2) Social Media (Facebook, Twitter, Instagram, Snapchat, YouTube, Instagram, etc.), 3) user video clips and photographs, 4) online review sites (e.g., Yelp, Google, Amazon, etc.), 5) guerilla marketing, 6) events participation (i.e., festivals, expo’s, conventions, concerts, sporting events, etc.), 7) printed brochures for each product or product line and 8) Paid print ads in local markets. Verax intends to utilize specific magazines, newspapers and trade journals to reach and educate its potential Manufacturer Clients and/or potential retailers.

The Verax website is expected to be interactive and encourage Manufacturer bulletin boards and supply issue postings. Verax will utilize a 12-month marketing campaign from Domaine Global (a Healthcare Products and Wellness System service provider) with laser precision to build Verax as a trusted Hemp and CBD medical information content provider. Verax is committed to build B2B transaction communities for Verax eMarketplace Members. Verax will build its technology and capabilities brand through B2B Verax eMarketplace [Clearinghouse] and Good Housekeeping-like seal of product design and product development services.

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H. Verax Clients Site Design Marketing Strategy

Verax believes its website will redirect the website visitor based on which of the 4 Client categories they click through and a separate access for Consumers for the DTC educational and commercialization program. Verax will use First Data (the major Healthcare Product Merchant Account Network) for the Merchant Account Services starting with the hemp plant constituent raw material products. We understand that the target market expects--and demands--a high-level, easy-to-use, online experience with smart phone interface. The Verax DTC portal online strategy is expected to be 4-pronged in character: (1) the website intends to provide a user-friendly experience, (2) utilize the Search Engine Optimizations (SEO) together with keywords that are expected to increase user traffic to our landing pages, (3) utilize the website as a “DTC magnet” with online advertising for Verax Manufacturer Clients and other Manufacturers which directs new customers from social media sites such as Facebook and Instagram and (4) will seek to create a social media presence and blog that creates medium-length content informing potential retailers and end-user Consumers about the benefits of CBD products. The Company has outsourced such website development to Domaine Healthcare, Inc. at 50% of the estimated internal cost to build and maintain the website.

I. Marketing Materials

Verax has already created several marketing materials for Verax eMarketplace. The materials created for Verax eMarketplace have been designed for OTC, Consumer and Health and Beauty (HBA) Manufacturers. Verax is currently designing additional materials for Verax Manufacturer “bench researchers” including: e-blast templates, press release templates, graphics, videos, social media posts, print ads, brochures and website/blog content. Verax will utilize the VAI press release templates and database infrastructure to link to CBD studies and demonstrations of the food and medicinal use of CBD.

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ITEM 8.

DESCRIPTION OF PROPERTY

As of the date of this Offering Circular, we rent our corporate offices at an annualized charge to Verax of $26,400 from our affiliate, Vitreon America, Inc. (“VAI”). (See “Description of Business” and “Interest of Management in Certain Transactions.”) Our office address is Verax Botanical Research Center @ Johns Hopkins University—MCC, 9601 Medical Drive—Suite 221, Rockville, Maryland 20850. Our telephone number is (888) 214-2584. Currently, this space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed. Verax is not affiliated with Johns Hopkins University, Verax being a sub-lessee of the university and pays market rates for its offices comparable to other lessees on the Rockville Johns Hopkins campus.

In February 2019, Verax exchanged 2,450,000 shares of common stock and an obligation to issue an additional 2,455,000 shares of common stock in exchange for 1,821 acres of land in Perry County, Linden, Tennessee (valued at $5,602,393 shares, at $1.14 per share). The obligation to issue 2,455,000 additional shares is contingent upon the seller delivering a clear, clean unencumbered title to the property by November 21, 2020 (as extended). The property is collateral for a loan to the sellers from a third party. In the event that the sellers are not able to deliver an unencumbered title, the transaction will be null and void and the associated shares returned to Verax.

The property constitutes more than 90% of assets of Verax as of August 31, 2019, see “Risk Factors (9)” above. Located on the Tennessee River, the Bunker Hill Property has sections flooded annually which provides re-fertilization from the silt of the adjoining Tennessee River each year. The Bunker Hill Property was selected for several reasons including these attributes: (a) property primary 600 acres of premier growing acreage is naturally fertilized each year in the spring by the Tennessee River for which the property has 3 miles of direct coast line to the river, (b) the consistency in natural organic fertilization annually allows Verax to test and determine optimal seed selection and cultivation programs to assist the roughly 1,000 hemp growers in Tennessee effective 2019, (c) the property has a natural hill parameter border that protects against airborne pesticides, (d) the property based on the hill parameter border allows for a natural barrier based on flight patterns of bees to contain the bees that have been cultivated for years on the property to provide optimal plant pollination, (e) the property has property management living facility, barn and secured the farm equipment that Verax will modify for optimal cultivation and harvesting equipment intellectual property value, (f) Verax is establishing 10 acre and 20 acre plots in the 600 premier acreage for College and University STEM training program projects with State and Federal grants with the selected Colleges and Universities starting this year and expanding to add additional acreage over the initial 600 acres in 2020.

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ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with the Verax Research Services, Inc. (“VRS”) financial statements for the year ended February 28, 2019 and the period from July 19, 2017 (Inception) to February 28, 2018, and six months ended August 31, 2019 and 2018 and the notes thereto. Additional information relating to VRS is available through its brand website: www.veraxresearch.com

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend and similar expressions to the extent they relate to VRS or its management. These forward-looking statements are not facts, promises or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products and litigation, as well as the matters discussed in the VRS MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. VRS disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Overview

Verax Research Services, Inc . (“Verax”, “VRS”, the “Company”, “our”, “us”, or “we”) was incorporated on July 10, 2017 in the State of Delaware.

On May 18, 2018, we issued a short-term promissory note in the amount of $23,750 to a related party stockholder to acquire 100% of the ownership interests in Verax eMarketplace, LLC f/k/a Domaine Global, LLC. As a result of the transaction, Verax eMarketplace LLC became our wholly-owned subsidiary.

We provide product design services and product development and manufacturing support services for manufacturer clients that process hemp-based products. We serve as the interim buyer from the hemp suppliers, testing, validating and certifying the raw materials and then processing or using contract processors to extract the desired ingredients which are again tested, validated and certified before being sold to Manufacturer buyers through our eMarketplace.

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Our principal executive office is located at Verax Botanical Research Center @ Johns Hopkins University - MCC, 9601 Medical Center Drive, Suite 221, Rockville, Maryland 20850. Our telephone number is 888-214-2584. Our corporate website is www.veraxresearch.com and www.veraxresearch-ipo.com is our dedicated IPO website.

Year Ended February 28, 2019 Compared to the Period from Inception to February 28, 2018

Revenue

For the year ended February 28, 2019, we generated revenue of $46,273, as compared to $0 for the period ended February 28, 2018. Prior to the Farm Bill being signed on December 20, 2018, we were unable to sell product except for research purposes.

Cost of Sales

Cost of sales was $134,006 for the year ended February 28, 2019, compared to $0 for the period ended February 28, 2018.

Gross Profit

We sustained a negative gross profit of ($87,733) for the year ended February 28, 2019, compared with $0 for the period ended February 28, 2018.

General and Administrative Expenses

General and administrative expenses for the year ended February 28, 2019, were $528,971 compared to $107 for the period ended February 28, 2018. During the period ended February 28, 2018, we were developing our business plan based on early speculation relating to the status of hemp in the then upcoming 2018 Farm Bill.

Net Loss

Net loss for the year ended February 28, 2019, was $631,900 compared to a net loss of $107 for the period ended February 28, 2018.

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Liquidity and Capital Resources

Cash Flow Activities

Cash increased to $345,988 from $200 at February 28, 2018. This $345,788 increase was principally a result of an increase in financing, offset by an increase in operating costs.

Financing Activities

During the year ended February 28, 2019, we received proceeds of third party debt of $204,930 and $585,545 for the sale of common stock and repaid $45,000 of third party debt.

Six Months Ended August 31, 2019 Compared to the Six Months Ended August 31, 2018

Revenue

For the six months ended August 31, 2019, we generated revenue of $124,397, as compared to $42,810 for the six months ended August 31, 2018. Prior to the Farm Bill being signed on December 20, 2018, we were unable to sell product except for research purposes.

Cost of Sales

Cost of sales was $110,834 for the six months ended August 31, 2019, compared to $134,006 for the six months ended August 31, 2018.

Gross Margin

We recorded gross margin of $13,563 for the six months ended August 31, 2019, compared with a negative gross margin of ($91,196) for the six months ended August 31, 2018.

General and Administrative Expenses

General and administrative expenses for the six months ended August 31, 2019, were $402,625 compared to $41,200 for the six months ended August 31, 2018. During the period ended August 31, 2018, we were developing our business plan based on early speculation relating to the status of hemp in the then upcoming 2018 Farm Bill.

Net Loss

Net loss for the six months ended August 31, 2019, was $388,581 compared to a net loss of $132,396 for the six months ended August 31, 2018.

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Liquidity and Capital Resources

Cash Flow Activities

Cash decreased to $11,374 from $345,988 at February 28, 2019. This $334,614 decrease was principally a result of an operating loss.

Financing Activities

During the six months ended August 31, 2019, we received proceeds of third party debt of $21,374 and repaid $8,241 of third party debt and $11,875 of related party debt.

Critical Accounting Policies and Estimates

We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Our financial instruments consist of cash, payables and loans. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. We consider the carrying values of our financial instruments in the consolidated financial statements to approximate fair value, due to their short-term nature.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided for using straight-line methods over the estimated useful lives of the respective assets, usually three to seven years.

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Valuation of Long-Lived Assets

We periodically evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. We do not believe that there has been any impairment to long-lived assets as of December 31, 2018 and 2017.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

Recent Accounting Pronouncements

(See “Recently Issued Accounting Pronouncements” in Note 2 of Notes to the Financial Statements.)

Plan of Operations

We are a development stage enterprise, with the aim to provide product design services and product development and manufacturing support services for manufacturer clients that process hemp-based products. We serve as the interim buyer from the hemp suppliers, testing, validating and certifying the raw materials and then processing or using contract processors to extract the desired ingredients which are again tested, validated and certified before being sold to our Verax eMarketplace manufacturer buyers.

During the first six months of Fiscal 2020, we have received $114,397 for orders for the sale of hemp seeds and clones in Tennessee and $10,000 in CBD consulting fees.

On June 1, 2019, we entered into a three-year Hemp Processing, Distillation, Extraction and Manufacturing Services Agreement with a third party. This agreement carries an automatic two-year renewal with automatic one-year renewals thereafter, unless cancelled by either party. This third party is acquiring the equipment necessary under this agreement and will be co-locating the equipment in facilities to be leased by us. The terms of this agreement contemplate the initial installation of two facilities, with a third facility potentially to be added. The cost of the equipment for all facilities is expected to be approximately $5.0 million, which is to be borne by the third party. The third party also will contribute approximately $2.1 million in Skilled Worker Training and Salaries and Management Salaries and Automation. Approximately $2.1 million of the equipment was ordered upon the signing of the agreement, for delivery on or before October 1, 2019. We and the third party will share equally in the gross margin of the sale of the resultant products of this agreement. Our cost commitment for the first location is to fund monthly lease payments of $10,000 for a facility under a lease from another third party. The third party will bear all other costs and will receive State government grants and tax credits which have been negotiated. It is contemplated that the second location will be identified by mid-July 2019.

Our plan is to continue to grow the seed, seedling and clone sales in Tennessee and other states where we have developed contacts. We are negotiating for the purchase and sale of biomass as well. We will benefit from the shared gross margin of the Hemp Processing, Distillation, Extraction and Manufacturing Services Agreement which will allow VRS to continue to grow and expand our products and services.

We expect to raise between $1,000,000 and $50,000,000 in this public offering. These funds will allow us to grow our products and services far more quickly than doing so organically from operating cash flows.

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ITEM 10.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES*

The following table sets forth the names and ages of our current directors, executive officers and significant employees:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships

J. Randall Hoggle (64)	Chairman	Since Inception	None

Michael Bhodi Tims (62)	Vice Chairman and Cannacopeia Database and Science Director	December 2019	None

Garrett L. Lindemann (58)	Director, CEO	Since Inception	None

Amy James (40)	Principal Financial Officer	Since Inception	None

James Shaver (56)	Operations Director	Since Inception	None

Fred Carlini (71)	Verax eMarketplace Corporate Quality Control and Compliance Officer	Since Inception	None

 ________

* Dr. Joseph Whittaker, PhD, 60, is Chairman of the Verax Academic Advisory Committee

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Terms of Office.

Each of our officers is elected by our Board of Directors to serve until the next annual meeting of directors or until their successors are duly elected and qualified. Our Board of Directors, going forward, will be elected by a majority vote of common stock then outstanding. Any director elected shall hold office until the later of the next annual meeting of stockholders or until his successor shall have been duly elected and qualified. Biographies for each of the enumerated persons above is listed in the same order below.

Background and Business Experience.

J. Randall Hoggle, RPh, DPh and MBA, Verax Chairman, obtained undergraduate, doctoral and post-doctoral degrees at Presbyterian College, University of South Carolina, Duke University and the University of Oklahoma, respectively. He currently serves as Charmain of the Board or Operating Committee for VAI, PSAS and Advasur. Dr. Hoggle has been a leader in the pharmaceutical and medical device industries, working in a wide spectrum of roles, including business development, business turnaround, strategic partnership development, registration and commercialization. His prior relations (2001-2017) have included founding CEO and Chairman of Health Pathways, Inc. which coordinated FDA submission processes. From 1999-2001, Dr. Hoggle was CEO and MedContrax, Inc. and its predecessor which developed the first commercialized contract processing network to synchronize contract information among pharmaceutical manufacturers and group purchasing organizations. His prior professional relation-ships have included roles at Capital Returns (a private equity firm acquired by FedEx), a turnaround role in the Boehringer Mannheim’s sale of its worldwide operations being sold to Roche Pharmaceuticals, Vice President of Marketing and Sales of Boehringer Mannheim and Director of Corporate Affairs at Eli Lilly and company. Dr. Hoggle also has to his credit a number of volunteer professional activities, board memberships and current or prior professional memberships together with a number of professional presentations and awards.

Michael (Bhodi) Tims, PhD, was appointed Verax Vice Chairman in December 2019. He also has been, since early 2019, Verax’s Cannacopeia Database and Scien-tific Officer. Dr. Tims has undergraduate and doctoral degrees from George Mason University and the University of Maryland, respectively. From 2012 to 2018, he was Department Chair of the Herbal Medical Program of the Maryland University of Integrative Health. Dr. Tims’ research has made him a recognized expert in the cannabis-related, “Cannacopeia” database, design and development expert. In addition, he has engaged in clinical research, product development (as primary investigator or PI) on therapeutic herbalism and extensive teaching experience. Dr. Tims has written extensively on the foregoing topics.

Garrett W. Lindemann, PhD, is Verax CEO and Principal Executive Officer and has been associated with Verax since September 2017. Dr. Garrett has undergraduate, doctoral and post-doctoral degrees from St. John’s University (Minnesota), the University of Minnesota and the University of Kansas. In his role at Verax, Dr. Lindemann intends to develop its management and personnel manpower planning based on the Cephalon Pharmaceutical Outsourcing model (where the company achieved $2B in sales before it had added its fourteenth (14th) employee). The central tenets of that model are the following: fill six core business functions, outsource all other cost for a product or service until it is profitable for twenty-four (24) months and then internalize the variable cost for every function that cost three hundred percent (300%) more externally as variable cost then internally. Among other major milestones, in conjunctions with his Wyoming-based Lindemann Consulting, Inc. (2004 to 2013), Dr. Lindemann authored multiple business plans for biotechnology companies located there; was partner in Smart Green Innovations, a technology transfer company bringing patented technologies and proven turn-key businesses from Europe and Israel to the U.S.; has been an active writer of technical white papers and frequent guest speaker at symposiums and conferences on marketing, technologies and patent portfolio; from 2001 to 2004, was Executive Vice President of Research and Development of Hisatek, Inc., leading that bio-medical company’s R & D and associated budget and financial analysis; and has been awarded two patents.

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Amy James, MBA, Principal Financial Officer, has an MBA in Finance from Indiana University and, since 2015, has held increasingly significant finance positions in Verax and one of its founding companies, VAI. Over the prior 10 years, Ms. James was Operations Director for Mark Monitor, a Reuters Company, and Executive Assistant to the Operations Director at Health Pathways, Inc.

James Shaver, is a graduate of West Virginia Wesleyan (1986) and, in his role as Operations Director, oversees the deployment of Verax infrastructure and operational systems, including the intellectual property of Verax and its affiliated companies. Since 2013 to present, Mr. Shaver has also served as director of operations for Domaine Healthcare. His prior roles have included the following as well: operations and digital marketing manager for numerous manufacturers and national retailers, products and events; project manager for national and international marketing of various vitamin supplement and nutraceutical products, cosmeceutical products, medical practices, healthcare and wellness services. informational symposiums and marketing systems; and earlier in his career, was a web designer and medical cannabis greenhouse manager.

Fred Carlini, MBA, since January 2019, has been Verax eMarketplace Division Director as well as being Verax’s Quality Assurance, Quality Control and Compliance Officer. Mr. Carlini is a graduate of Youngstown University and Johns Hopkins University is a seasoned, eclectic pharmaceutical/healthcare business experience. For example, he has served in a broad spectrum of roles with Roche Pharmaceuticals from 1970 to 1991, including as Roche’s Strategic Acquisitions Director. Mr. Carlini’s multi-industry experience as Director of Sales Technologies and then Executive Vice President and General Manager to a Division of Reed Elsevier. To add to his diverse experience, Mr. Carlini was the President (and founder) of the S.M.A.R.T. Group (1994 to 2009) which firm consulted with numerous companies, assisting each of them in developing business plans for entry into the healthcare market as well as aligning with key strategic partners. Most recently (2012 to January 2019), he served as president and CEO of Power Saudia, Inc. (a member of the Power Group) which, among other relationships, had Mr. Carlini representing multiple U.S. Fortune 200 clients and cutting-edge technology companies from offices in Riyadh.

Joseph Whittaker, PhD, is Chairman of the Verax Advisory Committee and has been an administrator and recognized educator with 30 years of experience in the academic, research and development landscapes. He collaborates across disciplines, cultures, professional and international boundaries. Dr. Whittaker’s career highlights include establishing a formal neuroscience research program and led the design and construction of a research facility (Morehouse School of Medicine Neuroscience Institute; being elected and served as the 73rd President and Chair of the Board of Directors of Sigma Xi Corporation and Scientific & Honor Society; as Dean of Morgan State University School of Computer, Mathematical & Natural Sciences, stabilized and set such School on path of sustainable growth; developed and established the first Actuarial Science degree training and professional development program in an Historically Black College and University (or an HBCU); established Jackson State University as the first HBCU in a Mentor-Protégé partnership; and Co-Chair and Member of the founding Board of Governors of the School of Medical Sciences, Jamaica.

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With the funds from this IPO (assuming at least $1,000,000 is raised) and/or cash flow, Verax is anticipating completing the executive employment of an extremely talented pharmaceutical and medical device scientist with extensive genetic experience and multi-faceted entrepreneur experience across several industries. This leader (once selected) is expected to replace J. Randall Hoggle, RPh, DPh, MBA as the Chairman of the Board, thereby (we believe) facilitating an orderly transition of the Board leadership to the next Chairman. The current succession plan is that Dr. Garrett W. Lindemann (Verax’s CEO currently) will assume the role of Chairman and remain CEO when Dr. Hoggle completes his tenure on the board in August 2021.

Verax will have access (as needed) to the VAI financial, operational and IT infrastructure team available as a shared resource where Verax, because of the affiliated relationship, only pays for time used. This business relationship will continue to be available to Verax for up to 3 years from the date of this Offering Circular once Verax closes this Offering.

VAI and Domaine Global, LLC now Verax eMarketplace, LLC have lined up 22 Subject Matter Experts (“SMEs”) available to Verax on an “as needed” basis. Also, Michael Brennan, Esq. [Prior PhRMA General Counsel] has a standing invitation to serve in an outside legal advisor role and Lester Crawford, DVM [Prior FDA Commissioner; Administered the Food Safety and Inspection Service at the U.S. Department of Agriculture; Director of the Center for Food and Nutrition Policy, based at Georgetown University and executive vice president of the National Food Processors Association.] has a standing invitation to advise on FDA CDER and CBER submissions process and Cannabinoids Regulatory processes.

It is anticipated that in Year 1, Verax will hire additional laboratory technicians and office staff. The Company will collaborate in Baltimore with Johns Hopkins University, Baltimore City Community College, the University of Maryland BioPark, the University of Maryland Medical and Pharmacy Schools and Morgan State University.

Legal and Disciplinary History of Our Officers and Directors.

None. During the last five years, excluding traffic violations and minor offenses, none of our directors and officers, has not been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding; (b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission, or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended, or vacated; or (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited any of our directors’ or officers’ involvement in any type of business or securities activities. Similarly, none of the Verax officers or directors are a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii) and Rule 230.506(d)(2)(ii) of the Securities Act of 1933.

Family Relationships.

We currently do not have any executive officers or directors who are related to one another.

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Committees.

We do not currently have any of the following Board Committees yet: audit, compensation or nominating committee. Our Board of Directors, currently comprised of three (3) individuals, and is expected, for the foreseeable future to act as a “committee of the whole” board and, as such, is not expected to have separate audit, compensation and nominating committees. Following the completion and effectiveness of this offering and after FINRA permits us to have our securities quoted and issues us a trading symbol, we intend to include one or more independent directors and intend to adopt a charter for each committee.

The audit committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires the oversight and primary responsibility for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.

The compensation committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires the oversight for implementation and approvals of the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements.

The nominating committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who beneficially own more than 10% of a registered class of equity securities to file initial reports of ownership and reports of change in ownership of common stock and other equity securities with the Commission. Since our inception, and for the foreseeable future, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended; therefore, compliance with Section 16(a) thereof by our officers and directors is not required. Once the Company becomes what is called a “Section 12” reporting company, our officers, directors and greater than 10% stockholders will be required by the Commission’s rules and regulations to furnish us with copies of all Section 16(a) forms they file.

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ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Currently, Verax has 2 full time and 3 part-time employees. The source of Verax’s current funding has been the pre-IPO private offering raise ($6.5MM) and cash flow, now that the latter has begun. The only remuneration paid has been an initial distribution of Verax shares provided members of the Board for their service (125,000 shares). Going forward, consistent with our Employee Handbook, we expect to create a compensation committee to address such compensation policies once the current IPO Offering closes.

With the one exception noted below by an asterisk, none of our directors and executive officers received any of the following from Verax: from the date of our inception to August 31, 2019 in any of the following ways*:

Salary

Bonus

Stock Awards

Option Awards

Non-Equity Incentive Plan Compensation

Nonqualified Deferred Compensation Earnings

All Other Compensation

______________

*We have not paid any cash salaries since inception to date. Verax did pay for Dr. Lindemann’s expenses and provided him Company stock (125,000 shares) when he accepted his CEO role in Verax.

Basis of Presentation for Summary Compensation Table.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his resignation, retirement, or other involuntary termination of employment by us, any change in control, or a change in the responsibilities of any of our directors or executive officers following a change in our control.

Outstanding Equity Award.

There are no current outstanding equity awards available to our executive officers and directors.

Compensation of Directors.

At present, our directors receive no annual stipend, salary or bonus for his service as a member of our Board of Directors.

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ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of shares of our common stock owned beneficially as of  December 31, 2019, by: (i) our directors; (ii) our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, the shareholder listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership (2)	Per Cent of Class (3)

Dr. J. Randall Hoggle (4)	Common	33,769,619	58.847%
Dr. Garrett W. Lindemann (4)	Common	1,975,000	3.442%
Dr. Michael (Bhodi) Tims	Common	125,000	0.218%
Amy James (5)	Common	125,000	0.218%
Jim Shaver (5)	Common	125,000	0.218%
All Officers & Directors as Group (4)	Common	36,119,619	62.943%
James L. Jellis (4)	Common	2,030,000	3.538%
Jorgen Sandberg (4)	Common	3,035,570	5.289%

_________

Footnote:

(1)	For purposes of this disclosure, the addresses for each enumerated person is that of the Company.
(2)

The number and percentage of shares beneficially owned is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(3)	Based on 57,385,000 issued and outstanding shares of our common stock as of January 20, 2020.
(4)	There is overlapping ownership of Verax shares as outlined below:

(a) Dr. Hoggle owns individually 55,000 Verax shares plus his 98% interest in Verax shares owned by PSA (98% of 25,020,000 = 24,519,600) plus Verax shares owned by PSA in VAI (or 98% x 52.696% x 17,805,000 = 9,195,019).

(b) Dr. Lindemann owns individually 35,000 Verax shares plus his 50% interest in Wyoming World Wide, LLC (50% x 3,880,000 = 1,940,000). James L. Jellis is the other partner (with Dr. Lindemann) in Wyoming World Wide, LLC and is listed separately above who owns 90,000 individually plus his 50% interest in Wyoming World Wide, LLC (50% x 3,880,000 = 1,940,000).

(c) In turn, after accounting for Verax shares attributed to its directors and officers, the balance of the ownership of VAI shares owned in Verax are beneficially owned by 3 corporate entities. However, all three are owned by a single investor, Jorgen Sandberg who is separately listed as a greater than 5% beneficial ownership interest in Verax.

(d) WWW’s shares in Verax ( 6.761%) are beneficially owned by Dr. Lindemann (50%)—reported above as director and/or officer and James L. Jellis (50%), the latter of whom is separately listed as a greater than 5% beneficial ownership interest in Verax.

(5)

While having only nominal Verax ownership, Dr. Tims, Ms. James and Mr. Shaver are either a director or an officer, their individual ownership interests are reflected in respective line items and in the aggregate “All Officers & Directors as a Group.”

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, which may result in a change in our control.

Legal and Disciplinary History of Our Beneficial Owner(s).

During the last five years, excluding traffic violations and minor offenses, no officer, director or greater than 5% beneficial owner of our common stock has been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding; (b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, his/their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended or vacated; (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limit his/their involvement in any type of business or securities activities; or (e)a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii), and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission.

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ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

In May 2018, Verax acquired Verax Marketplace LLC f/k/a Domaine Global, LLC from Domaine Healthcare, Inc., a related party for a promissory note in the amount of $23,750. This note carries no stated interest rate. Verax has paid all four of the payments required under this note. At August 31, 2019, the balance on this note is $0.

Beginning in May 2018, Verax occupies space from Vitreon America, Inc. (“VAI”), a related party at a rate of approximately $2,200 per month on an annual lease with automatic renewals until terminated.

During 2017, a related party stockholder advanced $200 to Verax under an undocumented advance which carried no interest and had not stated maturity. Verax has repaid this advance in full.

In July 2017, Verax entered into two licenses with two related parties (VAI and PSAS) whereby Verax was granted the exclusive license to utilize certain technologies developed and owned by the grantors for hemp plant and hemp constituent raw materials supplier/buyer transactions certification, product design, product development and manufacturing. Those two related parties received 25,020,000 and 17,805,000 shares of common stock at Verax’s founding. There are neither continuing license fees nor royalties for the ongoing utilization of these technologies.

Verax management believes that all transactions are in the normal course of operations and are measured on a good faith estimate of the respective valuations. All future affiliated transactions will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from any unaffiliated third party.

ITEM 14.

SECURITIES BEING OFFERED

Organized in Delaware on July 10, 2017, the Company’s authorized capital stock consists of 125,000,000 shares of common stock (par value of $0.01). As of February 28, 2019 (the date of the audit attached), we had 57,040,000 shares of common stock issued and outstanding. Shares of preferred stock have neither been authorized nor are any outstanding.

We will be applying for a CUSIP identifier for our common concurrent with when we seek to create a trading market for our common stock.

Once this Offering is declared qualified by the Commission and (toward the end of this Offering Period), we expect to obtain trading authority with FINRA, DTC and a listing on OTCMarkets (an alternative trading platform operated, managed and overseen by OTCMarkets Group, Inc.), NASDAQ or NYSE-AMEX. Although there can be no certainty FINRA will grant us our symbol request, we will apply to have the symbol “VXRS.”

We have not had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time from the date of our inception,

The shares of our common stock that were issued prior to this Offering, and that are subject to further “insider” restrictions under Rule 144 within the Securities Act of 1933, bear the following restrictive legend: “The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended, or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not offered for sale, sold, transferred or assigned in the absence of an effective offering for the securities under the Securities Act of 1933, as amended, or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the extent that such registrations are not required.”

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We performed a forward stock split in late 2018, and have not paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off or performed a reorganization from our date of inception and, with the exception of the acquisition of material assets discussed in this Offering Circular, no such acts or activities in future are being contemplated.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. The holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Board Composition and Filling Vacancies.

Our Bylaws provide that directors may be removed only for cause and then only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, the Bylaws provide that any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our Board of Directors.

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No Written Consent of Stockholders.

Our articles of incorporation do not provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting. Delaware law permits a majority of stockholders to take action pursuant to a written consent so long as (i) a majority of shares owned by the stockholders sign the writing, (ii) each signatory dates his signature and (iii) all of the signatures are dated within 60 days of the effective date of the consent. This may limit a stockholder’s access to and the ability of a stockholder to vote on an action being considered by the Company that would otherwise be required to be presented to and voted on at a validly organized meeting of the stockholders. In the future we intend to present to the stockholders a resolution to amend our articles of incorporation that would prohibit written consents by a majority of the stockholders. If adopted by the stockholders, this proposal may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our articles of incorporation and bylaws provide that only a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Articles of Incorporation and Bylaws.

Any amendment of our articles of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our articles of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability, and the amendment of our bylaws and articles of incorporation must be approved by not less than 51% of the outstanding shares entitled to vote on the amendment, and not less than 51% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 51% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Shares Eligible for Future Sale.

Prior to this Offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

If all Shares of common stock are sold, 65,375,000 shares of common stock will be outstanding (8MM from the Offering and 57.375MM previously sold to the existing shareholders). The number of shares outstanding upon completion of this Offering assumes the issuance of 8,000,000 shares of common stock.

All of the Shares sold in this Offering will be freely tradable unless purchased by our affiliates. The remaining shares of common stock outstanding after this Offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144.

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Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144. The Company has not adopted such plan and none is currently adopted.

Lock-up and Market Stand-Off Agreements

While the Principal Stockholder (and other large current shareholders) are not subject to a “lock-up” (prohibited from selling Shares in the Company for a specified period), such persons are not able to sell their shares publicly until there is a public market - which Verax does not intend to seek to create until towards the end of this up to 9 month Offering Period.

Trading Suspensions; Administrative Actions

Neither the Company nor any of the directors nor officers have had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time.

We have not performed a stock split, paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off, or performed a reorganization from our date of inception and, with the exception of the acquisition of the material assets outlined in this Offering Circular, no such acts or activities in future are being contemplated.

Personal Liability of Shareholders

Under Section 282 of the Delaware Business Corporation Act, as amended, and pursuant to our articles of incorporation, no shareholder may be held personally liable for any debts, liabilities or obligations of the Company.

Transfer Agent and Registrar

The company is in discussions with multiple stock transfer agents. A stock transfer agent will be engaged not later than when subscriptions are accepted in this offering.

61

PART III—EXHIBITS

Exh. No.	Exhibit Description
2.1	*Articles of Incorporation and associated Amendment
2.2	*Bylaws
3.1	*Specimen Stock Certificate
3.2	*Subscription Agreement
3.3	*Subscription Agreement Amended
6.0

*Domaine Global, LLC Acquisition Agreement dated October 25, 2019 (Originally there was envisioned to be between the Company and Domaine Global, LLC a Marketing Support Agreement, drafted but never executed. During the course of those negotiations, the Company concluded it should acquire Domaine Global, LLC and the parties entered into the associated Acquisition Agreement previously filed.)

6.1	*Bunker Hill Purchase Agreement
6.2

*Hemp Processing, Distillation, Extraction & Manufacturing Services Agree-ment and RTAM Addendum Letter (subsequently cancelled and replaced by a similar agreement with DLP Ventures, Exhibit 6.3 immediately below.)

6.3	*DLP Ventures, LLC Processing, Distillation, Extraction & Manufacturing Services Agreement (replacement of RTAM Processing Agreement, Exhibit 6.2 immediately above)
6.4	*Director and Officer Notice of Acceptance from Kinsale Insurance Co. December 2019.
6.5	*USDA Establishment of a Hemp Production Program (styled as “Hemp Guidelines”) issued on or about October 31, 2019.
6.6	*Bunker Hill Purchase Agreement-Amended January 22, 2020
6.7

*Screen shots to the currently dark Verax IPO Website (www.veraxresearch-ipo.com) will be posted concurrent with SEC qualification of the Verax IPO, at which time the Offering Circular will be added and, for those who might wish to buy Company shares, be linked to the associated Subscription Agreement (Some logos are cut-off since websites have different layouts.)

11.1	*Consent of Auditor for this Amendment
12.1	Consent of Counsel (included in Exhibit 12.2) for this Amendment No. 2 to the Form 1-A
12.2	Opinion of Counsel for this Pre-Effective Amendment No. 2

* Previously filed and not filed herewith.

62

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Amendment No.  2 to its Form 1-A Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, Maryland on February 7, 2020.

(Exact name of issuer as specified in its Articles of Incorporation, as amended):

VERAX RESEARCH SERVICES, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By /s/ Dr. Garrett W. Lindemann

Signature and Title: Chief Executive Officer (Principal Executive Officer)

Date: February 7, 2020

By /s/ Amy James

Signature and Title: Principal Financial Officer

Date: February 7, 2020

SIGNATURES OF DIRECTORS:

/s/ Dr. J. Randall Hoggle	February 7, 2020
Chairman of the Board

/s/ Dr. Michael (Bhodi) Tims	February 7, 2020
Vice Chairman

/s/ Dr. Garrett W. Lindemann	February 7, 2020
Director

63

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Verax Research Services, Inc.

Rockville, Maryland

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verax Research Services, Inc. (the “Company”) at February 28, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended February 28, 2019 and the period from July 10, 2017 (Inception) to February 28, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at February 28, 2019 and 2018, and the results of its operations and its cash flows for each of the year ended February 28, 2019 and the period from Inception to February 28, 2018, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company had accumulated losses of approximately $0.6 million and negative working capital of approximately $2.6 million at February 28, 2019, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2019.

Fort Lauderdale, Florida
June 28, 2019

F-2

VERAX RESEARCH SERVICES, INC.

Consolidated Balance Sheets

	August 31, 2019	February 28, 2019	February 28, 2018
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$11,374	$345,988	$200
Accounts receivable	15,070	-	-
Prepaid expenses	27,486	26,836	-
Total current assets	53,930	372,824	200

PROPERTY AND EQUIPMENT
Land	5,602,393	5,602,393	-
Equipment, net	2,526	2,721	-
Net property and equipment	5,604,919	5,605,114	-

OTHER ASSETS
Deferred offering costs	50,000	50,000	-
Intangible assets, net	53,571	17,543	-
Total other assets	103,571	67,543	-

Total Assets	$5,762,420	$6,045,481	$200
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$49,457	$40,624	$-
Short-term loans	20,856	167,655	-
Short-term loans, related party	-	-	200
Liability to issue common shares	2,804,052	2,804,052	-
Total current liabilities	2,874,365	3,012,331	200

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Common stock, par $0.01, 125,000,000 shares authorized, 57,375,000; 57,040,000 and 53,750,000 shares issued and outstanding	573,750	570,400	537,500
Additional paid-in capital	3,334,893	3,094,757	(537,393)
Accumulated deficit	(1,020,588)	(632,007)	(107)
Total stockholders' equity	2,888,055	3,033,150	0

Total Liabilities and Stockholders' Equity	$5,762,420	$6,045,481	$200

The accompanying notes are an integral part of the consolidated financial statements

F-3

VERAX RESEARCH SERVICES, INC.

Consolidated Statements of Operations

	For the Six months Ended August 31,		Year ended February 28,	For the period from July 10, 2017 (inception) to February 28,
	2019	2018	2019	2018
REVENUES	(unaudited)	(unaudited)
Revenues	$124,397	$42,810	$46,273	$-

COST OF REVENUES
Cost of revenues	110,834	134,006	134,006	-

Gross margin	13,563	(91,196)	(87,733)	-

OPERATING EXPENSES
General and administrative	74,132	18,830	81,913	-
Depreciation and amortization	4,166	2,317	6,289	-
Share based compensation	83,556	-	285,664	107
Professional fees	240,771	20,053	155,105	-

Total operating expenses	402,625	41,200	528,971	107

Loss from operations	(389,062)	(132,396)	(616,704)	(107)

Other (income) expense
Interest income	(481)	-	(693)	-
Interest expense	-	-	15,889	-

Total other (income) expense	(481)	-	15,196	-

Loss before income taxes	(388,581)	(132,396)	(631,900)	-

Provision for income taxes	-	-	-	-

Net loss	$(388,581)	$(132,396)	$(631,900)	$(107)

Loss per weighted average common share - basic and diluted	$(0.01)	$0.00	$(0.01)	$0.00

Number of weighted average common shares outstanding - basic and diluted	57,340,408	53,750,000	53,855,753	53,352,532

The accompanying notes are an integral part of the consolidated financial statements

F-4

VERAX RESEARCH SERVICES, INC.

Consolidated Statement of Changes in Stockholders' Equity

	Common Stock Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

BALANCE, Inception (July 10, 2017)	-	$-	$-	$-	$-
Shares issued for services	53,750,000	537,500	(537,393)	-	107
Net loss	-	-	-	(107)	(107)

BALANCE, February 28, 2018	53,750,000	537,500	(537,393)	(107)	0

Shares issued for cash	515,000	5,150	580,395	-	585,545
Shares issued for land purchase	2,450,000	24,500	2,773,841	-	2,798,341
Shares issued for services	75,000	750	84,914	-	85,664
Shares contributed to a third party on behalf of the Company	-	-	200,000	-	200,000
Shares issued for offering costs	250,000	2,500	283,045		285,545
Offering costs	-	-	(290,045)	-	(290,045)
Net loss	-	-	-	(631,900)	(631,900)

BALANCE, February 28, 2019	57,040,000	$570,400	$3,094,757	$(632,007)	$3,033,150

The accompanying notes are an integral part of the consolidated financial statements

F-5

VERAX RESEARCH SERVICES, INC.

Consolidated Statement of Changes in Stockholders' Equity

(Unaudited)

	Common Stock Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

BALANCE, February 28, 2018	53,750,000	$537,500	$(537,393)	$(107)	$-
Net loss	-	-	-	(132,396)	(132,396)

BALANCE, August 31, 2018	53,750,000	$537,500	$(537,393)	$(132,503)	$(132,396)

VERAX RESEARCH SERVICES, INC.

Consolidated Statement of Changes in Stockholders' Equity

(Unaudited)

	Common Stock Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

BALANCE, February 28, 2019	57,040,000	$570,400	$3,094,757	$(632,007)	$3,033,150
Shares contributed to a third party on behalf of the Company	-	-	83,556	-	83,556
Shares issued for settlement of debt	335,000	3,350	156,580	-	159,930
Net loss	-	-	-	(388,581)	(388,581)

BALANCE, August 31, 2019	57,375,000	$573,750	$3,334,893	$(1,020,588)	$2,888,055

The accompanying notes are an integral part of the consolidated financial statements

F-6

VERAX RESEARCH SERVICES, INC.

Consolidated Statements of Cash Flows

	For the Six months Ended August 31,		Year ended February 28,	For the period from July 10, 2017 (inception) to February 28,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(388,581)	$(132,396)	$(631,900)	$(107)
Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation	83,556	-	285,664	107
Depreciation and amortization	4,166	2,317	6,289	-
Allowance for doubtful accounts	-	97,895	97,895	-
- Changes in operating assets and liabilities:
Increase in accounts receivable	(15,070)	(97,895)	(97,895)	-
Increase in prepaid expenses	(650)	-	(17,500)	-
Increase (decrease) in accounts payable	20,707	(81)	2,057	-
Net cash used in operating activities	(295,872)	(130,160)	(355,390)	-
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intellectual property	(40,000)	-	-	-
Purchase of property and equipment	-	(2,722)	(2,722)	-
Net cash used in investing activities	(40,000)	(2,722)	(2,722)	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loan - related party	-	-	-	200
Payments on short term loan - related party	-	-	(200)	-
Payments on acquisition note - related party	(11,875)	-	(11,875)	-
Common stock sold for cash	-	-	585,545	-
Cash payments for offering costs	-	-	(4,500)	-
Cash payments for deferred offering costs	-	-	(25,000)	-
Payments on third party loans	(8,241)	-	(45,000)	-
Proceeds from third party loan	21,374	159,930	204,930	-
Net cash provided by financing activities	1,258	159,930	703,900	200
Net (decrease) increase in cash	(334,614)	27,048	345,788	200
CASH, beginning of year	345,988	200	200	-
CASH, end of period	$11,374	$27,248	$345,988	$200
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$-	$-	$15,889	$-
Income tax paid in cash	$-	$-	$-	$-
Non-Cash Investing and Financing Activities:
Common stock issued for land	$-	$-	$2,798,341	$-
Liability to issue common stock in exchange for land	$-	$-	$2,804,052	$-
Accounts payable issued for accrued def offering costs	$-	$-	$25,000	$-
Short term debt issued for prepaid insurance	$-	$-	$10,550	$-
Short term debt to related party issued for acquisition	$-	$23,750	$23,750	$-
Common stock issued for offering costs	$-	$-	$285,545	$-
Common stock issued to settle debt	$159,930	$-	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

F-7

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(1) NATURE OF OPERATIONS

Verax Research Services, Inc., (Athe Company,@ AVerax@), was formed on July 10, 2017, under the laws of the State of Delaware. On May 18, 2018, the Company acquired 100% of the membership interests of Verax eMarketplace, LLC, f/k/a Domaine Global, LLC (ALLC@) which was formed on December 17, 2013, under the laws of the State of Delaware. The Company's business activities to date have primarily consisted of the formation and implementation of a business plan.

The Company provides product design services and product development and manufacturing support services for manufacturer clients that process hemp-based products. Verax serves as the interim buyer from the hemp suppliers, testing, validating and certifying the raw materials and then processing or using contract processors to extract the desired ingredients which are again tested, validated and certified before being sold to Verax eMarketplace manufacturer buyers.

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES

a) Basis of Presentation

The comparative amounts presented in these consolidated financial statements are the historical results of Verax Research Services, Inc. inclusive of its wholly owned subsidiary. The Company has reflected the results on a consolidated basis for all periods presented. All intercompany balances and transactions have been eliminated in consolidation

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") and with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). In our opinion, the accompanying unaudited condensed consolidated interim financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation. Operating results for the six months ended August 31, 2019 are not necessarily indicative of the results that may be expected for the year ending February 29, 2020.

b) Principles of Consolidation

The comparative amounts in these consolidated financial statements are the historical results of Verax Research Services, Inc. inclusive of its wholly owned subsidiary Verax eMarketplace, LLC. All intercompany balances and transactions have been eliminated in consolidation.

c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying consolidated financial statements involved the valuation of share-based compensation.

d) Common stock forward split

On May 3, 2019, the Company affected a 5,000:1 stock split of its common stock. The financial statements have been retrospectively restated to reflect the post‑split share amounts for all periods presented.

F-8

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

e) Cash and cash equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. The Company has no financial instruments that qualified as cash equivalents.

f) Accounts receivable

Accounts receivable are stated net of allowance for doubtful accounts. The Company estimates an allowance based on experience with customers and judgment as to the likelihood of collection and any allowance recorded reduces revenues.

g) Property and equipment

All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

h) Intangible assets

Intangible assets are recorded at cost and amortized using straight line method over the expected economic useful life of three years.

i) Impairment of long‑lived assets

A long‑lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long‑lived assets exceeds its fair value.

j) Related Party Transactions

All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

k) Financial instruments and Fair value measurements

ASC 825‑10 AFinancial Instruments@, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument‑by‑instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company's current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short‑term maturities of these instruments.

FASB ASC 820 AFair Value Measurement@ clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and

F-9

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

k) Financial instruments and Fair value measurements, continued

establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

l) Income Taxes

The Company uses the asset and liability method of ASC 740 to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740‑10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740‑10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more‑likely‑than‑not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The tax years 2019 and 2018 for the parent corporation and 2018, 2017 and 2016 for the subsidiary LLC remain open for IRS audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

m) Revenue recognition

In May 2014, the Financial Accounting Standards Board, (AFASB@), issued Accounting Standards Codification, (AASC@), 606, ARevenue from Contracts with Customer@ effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c)

F-10

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

m) Revenue recognition, continued

Determine the transaction price; d) Allocate the transaction price; e) Recognize revenue when (or as) performance obligations are satisfied.

The Company's consolidated financial statements are prepared under the accrual method of accounting. Revenues are recognized when pervasive evidence of an arrangement exists, services have been rendered (product delivered), the sales price is fixed or determinable, and collectability is reasonably assured. This occurs only when the product(s) is ordered and subsequently delivered.

n) Stock compensation for services rendered

Stock‑based compensation is accounted for based on the requirements of the Share‑Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the shorter of period the employee or director is required to perform the services in exchange for the award or the vesting period. The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant‑date fair value of the award. Pursuant to ASC 505‑50, for share‑based payments to non‑employees, compensation expense is determined at the Ameasurement date.@ The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

o) Net income (loss) per share

Basic loss per share excludes dilution and is computed by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless consideration of such dilutive potential shares would result in anti-dilution. At both, February 28, 2019 and August 31, 2019, there were 2,455,000 shares of common stock issuable. See Notes 4 and 8.

p) Recent accounting pronouncements

In February 2016, the FASB issued ASU 2016‑02, ALeases@ which, for operating leases, requires a lessee to recognize a right‑of‑use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight‑line basis. The ASU is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company believes that the adoption of ASU 2016‑02 will have no effect on the Company=s consolidated financial statements.

In June 2018, the FASB issued ASU 2018‑07, AImprovements to Non-employee Share‑Based Payment Accounting@ which is intended to reduce cost and complexity and to improve financial reporting for share‑based payments issued to non-employees. The existing guidance on non-employee share‑based payments is significantly different from current guidance for employee share‑based payments. This ASU expands the scope of the employee share‑based payments guidance to include share‑based payments issued to non-employees. It requires a company to apply the requirements of Topic 718 to non-employee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The ASU is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company does not believe that adoption of ASU 2018-07will have a material effect on the Company's consolidated financial statements.

F-11

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(3) LIQUIDITY AND GOING CONCERN CONSIDERATIONS

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company sustained a net loss of approximately $0.6 million for the year ended February 28, 2019, and $0.4 million for the six months ended August 31, 2019; and has an accumulated deficit of approximately $0.6 million and $1.0 million and a negative working capital of approximately $2.6 million and $2.8 million at February 28, 2019 and August 31, 2019, respectively. These conditions raise substantial doubt about our ability to continue as a going concern. Failure to successfully continue to develop operational revenues could harm our profitability and materially adversely affect our financial condition and results of operations. We face all of the risks inherent in a new business, including the need for significant additional capital, management=s potential underestimation of initial and ongoing costs, and potential delays and other problems in connection with establishing operations. We are continuing our plan to begin operations and seek sources of capital to pay our contractual obligations as they come due. Management believes that its current operating strategy will provide the opportunity for us to continue as a going concern as long as we are able to obtain additional financing; however, there is no assurance this will occur. The accompanying consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

(4) PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at August 31, 2019, February 28, 2019 and 2018:

	August 31, 2019	February 28, 2019	February 28, 2018
Equipment	$2,721	$2,721	$-
Land	5,602,393	5,602,393	-
Less: accumulated depreciation	(194)	-	-
Total Property and Equipment	$5,604,920	$5,605,114	$0

In February 2019, the Company issued 2,450,000 shares of common stock and a commitment to issue an additional 2,455,000 shares of common stock in exchange for 1,821 acres of land in Tennessee. The land was valued at $5,602,393, or $1.14 per share. Satisfaction of the Company=s commitment to issue the remaining 2,455,000 shares is conditional upon the seller delivering a clear, clean unencumbered title to the property by December 31, 2019. The property is collateral for a loan to the sellers from a third party. Should the sellers not be able to deliver an unencumbered title the transaction is null and void. Should the shares be issued, the Company will have issued 4,905,000 shares of common stock valued at $5,602,393.

Depreciation was $194 and $0 for the six months ended August 31, 2019 and 2018 and $0 and $0 for the year ended February 28, 2019 and period since inception (July 10, 2017) ended February 28, 2017.

F-12

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(5) INTANGIBLE ASSETS

In July 2017, the Company entered into Licenses with two related parties whereby the Company was granted the exclusive two royalty-free license to utilize certain technologies developed and owned by the grantors for hemp plant and hemp constituent raw materials supplier/buyer transactions certification, product design, product development and manufacturing. These two related parties received 25,020,000 and 17,805,000 shares of common stock, respectively, upon the founding of the Company, which was recorded as share-based compensation.

In May 2018, the Company acquired Verax eMarketplace LLC f/k/a Domaine Global, LLC, from a related party shareholder for a promissory note in the amount of $23,750. The difference between net book value and the acquisition price was allocated in the amount of $23,832 to the eMarketplace website and back-office programs, which was in operation at the time of acquisition. This IP is being amortized over three years. Amortization expense was $3,972 and $2,317 for the six months ended August 31, 2019 and 2018 and $6,289 and $0 for the year ended February 28, 2019 and period since inception (July 10, 2017) ended February 28, 2017.

In May 2019, the Company received software developed by a third party developed to utilize the licensed technologies received at inception more easily navigable, useable and useful. This technology was developed under contract for a cost of $40,000.

(6) SHORT TERM LOANS

In March 2018, the Company issued a twelve-month promissory note in the amount of $100,000. The note included an option for the lender to increase the note to a total of $160,000, which was advanced to the Company. This note has a participation feature and carries interest defined as A50% of the retained gross margin after the direct costs associated with the cannabinoid plant constituents are tested, certified, validated, securely transported and paid for with a 10% allowance for internal operations and sales representative commissions.@ This note is collateralized by shares of the Company=s common stock. In March 2019, this note was settled, under the terms of the note, for the 335,000 shares of the Company=s common stock that had been held as collateral. The balance of this note at August 31, 2019 and February 28, 2019, was approximately $0 and $160,000, respectively, with no accrued interest.

In October 2018, the Company issued a twelve-month promissory note in the amount of $50,000 of which $45,000 was advanced to the Company under this note. This note was repaid in full in January 2019, inclusive of $7,000 in interest.

(7) SHORT TERM LOAN - RELATED PARTY

In connection with the Company=s acquisition of Verax eMarketplace LLC in May 2018, the Company issued a short-term promissory note in the amount of $23,750. This note carries no stated interest rate. The Company has made two of the four payments required under this note. At February 28, 2019 and August 31, 2019, the balance of this note is $11,875 and $0, respectively.

During 2017, a related party stockholder advanced $200 to the Company, which was repaid.

F-13

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(8) COMMITMENTS AND CONTINGENCIES

a) Stockholders Equity

At February 28, 2019, the Company has the obligation to issue 2,455,000 shares of common stock valued at $2,804,052 upon delivery of clean clear unencumbered title to the land that was purchased in February 2019. The property is collateral for a loan to the sellers from a third party. Should the sellers not be able to deliver an unencumbered title the transaction is null and void.

b) Leases

The Company utilizes office space at a rate of approximately $2,200 per month on an annual lease with automatic renewals until terminated, with a related party.

c) Intellectual Property Licenses

In July 2017, the Company entered into two Licenses with two related parties whereby the Company was granted the exclusive license to utilize certain technologies developed and owned by the grantors for hemp plant and hemp constituent raw materials supplier/buyer transactions certification, product design, product development and manufacturing. These two related parties received 25,020,000 and 17,805,000 shares of common stock at the founding of the Company. There are no continuing license fees nor royalties for the ongoing utilization of these technologies.

d) Material Contracts and Agreements

In October 2018, the Company entered into a two year contract with a third party for referral fees to be paid for the introduction of suppliers and buyers for the Verax eMarketplace Under the terms of the contract, the Company will pay referral fees ranging from 7% to 10% of related payments on sales.

On June 1, 2019, the Company entered into a three-year Hemp Processing, Distillation, Extraction and Manufacturing Services Agreement with a third party. This agreement carries an automatic two year renewal with automatic one year renewals thereafter, unless cancelled by either party. This third party is acquiring the equipment necessary under this agreement and will be co-locating the equipment in facilities to be leased by the Company. Under the terms of this agreement there will be two facilities initially with a third facility potentially to be added. The cost of the equipment for all facilities is expected to be approximately $5.0 million, which is be borne by the third party. The third party also will contribute approximately $2.1 million in Skilled Worker Training and Salaries and Management Salaries and Automation. $2.1 million of the equipment was ordered upon the signing of the agreement, for delivery on or before July 15, 2020. The Company, the third party and the hemp growers will share equally in the gross margin of the sale of the resultant products of this agreement. The only related expense the Company will bear for the first location is $10,000 per month under a lease for the facility being leased from another third party. The third party will be contributing all other costs, in return for receiving State government grants and tax credits which have been negotiated. The second location will be determined by mid-July 2020.

e) Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of August 31, 2019, and February 28, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

F-14

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(9) STOCKHOLDERS' EQUITY

At February 28, 2019 and 2018, the Company has 125,000,000 shares of par value $0.01 common stock authorized and 57,040,000 and 53,750,000 shares issued and outstanding, respectively.

On July 10, 2017, the Company issued 45,325,000 and 7,425,000 shares of common stock to the founders for intellectual property and services rendered, respectively. These shares were valued at $0.01 per pre-forward split share, or $107.

On September 1, 2017, the Company issued 1,000,000 shares of common stock for services rendered. These shares were valued at $0.01 per share, or $2.

In the first quarter 2018, a stockholder contributed 175,000 shares of common stock to a third party on behalf of the Company in exchange for services valued at $200,000.

In November 2018, the Company issued 175,000 shares of common stock in exchange for $200,000 in cash, or $1.14 per share. Also, in November 2018, the Company issued 250,000 shares of common stock in exchange for services valued at $285,545, or $1.14 per share.

In December 2018, the Company issued 315,000 shares of common stock in exchange for $356,991 in cash, or $1.14 per share.

In February 2019, the Company issued 25,000 shares of common stock in exchange for $28,555 in cash, or $1.14 per share. Also, in February 2019, the Company issued 75,000 shares of common stock in exchange for services valued at $85,664, or $1.14 per share. In February 2019, the Company exchanged 2,450,000 shares of common stock and a commitment to issue 2,455,000 shares of common stock in exchange for 1,821 acres of land in Tennessee. The land was valued at $5,602,393, or $1.14 per share. The commitment to issue 2,455,000 shares is contingent upon the seller delivering a clear, clean unencumbered title to the property by December 31, 2019. The property is collateral for a loan to the sellers from a third party. Should the sellers not be able to deliver an unencumbered title the transaction is null and void.

In March 2019, the March 2018 note was settled with the 335,000 shares of the Company=s common stock that the note holder held as collateral. At settlement the note value was $159,930.

In March 2019, the majority stockholder transferred 175,000 shares of common stock on behalf of the Company to an individual for services rendered, valued at $83,556.

(10) INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities.

The components of income tax provision (benefit) related to continuing operations are as follows at February 28:

	2019	2018
Current	$-	$-
Deferred	$-	$-
Total tax provisions	$-	$-

The following is a reconciliation of the effective income tax rate with the statutory income tax rate at February 28:

	2019	2018
U.S. Federal statutory income tax rate	(21)%	(34)%
State income tax, net of federal benefit	(6.5)%	(6.5)%
Other temporary differences, net	-	-
Valuation allowance	27.5%	40.5%
	0.0%	0.0%

F-15

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(10) INCOME TAXES, continued

The net deferred tax assets and liabilities included in the financial statements consist of the following amounts at

February 28:

Deferred income tax assets:	2019	2018
Net operating loss carryforward	$77,540	$-
Amortization - book tax difference	1,144	-
Stock based compensation	19,498	107
Total deferred tax assets	98,182	107

Valuation allowance	(98,182)	(107)

Net deferred taxes	$-	$-

The change in valuation allowance was $98,075 for the year ended February 28, 2019 and $107 for the period from inception to February 28, 2018. The Company has recorded a 100% valuation allowance related to the deferred tax asset for the loss from operations. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which temporary differences become deductible.

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. The Company has no liabilities for uncertain tax positions. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

(11) RELATED PARTIES

a) Lease

The Company occupies office space at a rate of approximately $2,200 per month on an annual lease with automatic renewals until terminated, with a related party.

b) Short Term Loan

In May 2018, the Company acquired Verax eMarketplace LLC f/k/a Domaine Global, LLC, from a related party for a short-term promissory note in the amount of $23,750. (See Note 7)

F-16

VERAX RESEARCH SERVICES, INC.

Notes to Consolidated Financial Statements

(12) CONCENTRATIONS OF RISK

The Company maintains its cash in bank deposit accounts, which may, at times, exceed federally insured limits. The Company had cash balances in excess of FDIC insured limits of $0; $105,110 and $0 at August 31, 2019; February 28, 2019 and 2018, respectively.

(13) SUBSEQUENT EVENTS

a) Commitments and contingencies

In December 2018, the Company agreed with the third-party grantor of the intellectual property licenses to issue warrants for 125,000 shares of common stock with an exercise price of $1.25 per share expiring December 16, 2021. The warrant was documented in December 2019, as there were certain terms that were being negotiated with the third party and the third party had to determine if they would accept the warrants. The warrant was issued in lieu of a cash sub-license fee for the Company=s sub-license to utilize certain technologies developed and owned by the grantors for hemp plant and hemp constituent raw materials supplier/buyer transactions certification, product design, product development and manufacturing.

b) Stockholder's Equity

The commitment to issue 2,455,000 shares was amended from December 31, 2019, to November 21, 2020, to deliver a clear, clean unencumbered title to the property.

F-17